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                           LOAN AND SECURITY AGREEMENT



          This Loan and Security Agreement, dated as of February 6, 1996 (this "Agreement"), is by and between Diamond Exteriors, Inc., a Delaware corporation (the "COMPANY"), and American National Bank and Trust Company of Chicago, a national banking association (the "BANK").

                              W I T N E S S E T H:

          WHEREAS, the Company desires to borrow an aggregate principal amount of up to Fifteen Million and No/100 Dollars ($15,000,000.00) from the Bank, and the Bank is willing to make certain loans to the Company of up to such amount upon the terms and conditions set forth herein;

          WHEREAS, to induce the Bank to extend credit hereunder, the Company has agreed to secure its obligations hereunder to the Bank by granting the Bank a first priority, perfected security interest in all of its assets; and

          WHEREAS, the Bank is willing to extend credit to the Company only upon the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Company by the Bank, the parties hereto hereby agree as follows:


          SECTION 1.     DEFINITIONS.

          1.1 GENERAL TERMS. When used herein, the following terms have the following meanings:

          "ACCOUNT DEBTOR" means the Person who is obligated on or under an Account.

          "ACCOUNTS" means all present and future accounts receivables and other rights of the Company to payment for goods sold or leased or for services rendered that are not evidenced by instruments or chattel paper, whether or not they have been earned by performance.

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other

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Person, whether through ownership of voting securities, by contract or otherwise.

          "AGREEMENT" has the meaning set forth in the PREAMBLE.

          "AUTHORIZED OFFICER" means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer of the Company.

          "BANK" has the meaning set forth in the PREAMBLE.

          "BANK PARTIES" has the meaning set forth in SECTION 13.6.

          "BASE RATE" means at any time and from time to time the rate of interest per annum that the Bank most recently announces as its base rate at Chicago, Illinois, which rate shall not necessarily be the lowest rate of interest that the Bank charges its customers.
          "BASE RATE LOAN" means any Loan at the Base Rate.

          "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "BLOCKED DEPOSIT ACCOUNTS" has the meaning set forth in SECTION 7.4.

          "BREAKAGE COSTS" has the meaning set forth in SECTION 4.6(B).

          "BUSINESS DAY" means any day of the year on which the Bank is open for business in Chicago, Illinois.

          "CAPITAL LEASES" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

          "CAPITALIZED LEASE OBLIGATIONS" means any amount payable with respect to any lease of any tangible or intangible property (whether real, personal or mixed), however denoted, which either (i) is required by GAAP to be reflected as a liability on the face of the balance sheet of the lessee thereunder or
(ii) based on actual circumstances existing and ascertainable, either at the commencement of the term of such lease or at any subsequent time at which any property becomes subject thereto, can reasonably be anticipated to impose on such lessee substantially the same economic risks and burdens, having

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regard to such lessee's obligations and the lessor's rights thereunder both during and at the termination of such lease, as would be imposed on such lessee by any lease which is required to be so reflected or by the ownership of the leased property.

          "CASH COLLATERAL ACCOUNT" has the meaning set forth in SECTION 7.4.

          "CASH FLOW COVERAGE RATIO" means the ratio of (i) Earnings Before Interest and Taxes, plus (A) all increases (or minus all decreases) in deferred taxes of the Company in such period, plus (B) any unused reserves established for warranty claims, minus (C) capital expenditures that are not funded by Capital Leases incurred during such period or by Loan proceeds, minus (D) taxes actually paid by the Company for such period or amounts paid to Globe by the Company under the Tax Sharing Agreement for such period to (ii) the sum of (A) total principal and interest paid on Indebtedness in such period (but not including any payments of principal on the Revolving Loans unless made to reduce the Revolving Credit Limit under SECTION 5.1(a)) and (B) without duplication of amounts included in CLAUSE (ii)(A), payments made with respect to Capital Leases and other Indebtedness.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 ET SEQ., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "CLAIM" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Damages and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

          "CLOSING DATE" means the date of this Agreement.

          "COLLATERAL" means all real and personal property and/or rights on or in which a Lien is presently, or is hereafter granted to the Bank (or to any agent, trustee or other party acting on the Bank's behalf) pursuant to this Agreement, any of the Related Documents or any other instruments or documents provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith.

          "COLLECTING AGENTS" means collectively, the banks identified on
SCHEDULE 7.4 hereto, Discover Card Services, Inc., Mastercard, VISA, Sears Roebuck and Co. and the Finance Company.

          "COMPANY" has the meaning set forth in the PREAMBLE.

          "COMPANY RELEASEES" has the meaning set forth in SECTION 13.20.

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          "COMPLIANCE CERTIFICATE" has the meaning set forth in SECTION 9.1(c).

          "COMPUTER HARDWARE AND SOFTWARE" means (a) all computer and other electronic data processing hardware, whether now owned, licensed or leased or hereafter acquired by the Company, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (b) all software programs, whether now owned, licensed or leased or hereafter acquired by the Company, designed for use on the computers and electronic data processing hardware described in CLAUSE (a) above, including, without limitation, operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by the Company; and (d) all documentation for such hardware, software and firmware described in the preceding clauses (a), (b) and (c), whether now owned, licensed or leased or hereafter acquired by the Company, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

          "CONTAMINANT" means any solid waste, pollutant, hazardous substance, Hazardous Material, toxic substance, hazardous waste, special waste, petroleum (including natural gas) or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in federal, state or local laws or regulations.

          "CONVERT," "CONVERSION," and "CONVERTED" mean a conversion of Base Rate Loans to a LIBOR Loans or vice versa pursuant to SECTION 4.8.

          "CREDIT COMMITMENT" means, collectively, the Finance Company Line of Credit, the Investment Loan Credit Commitment and the Revolving Loan Commitment.

          "CREDIT FACILITY" means, collectively, the aggregate of the Revolving Credit Limit, the Investment Loan Credit Limit and the Finance Company Line Limit.

          "CREDIT TERMINATION DATE" means the later of the Finance Company Line Termination Date, the Investment Loan Credit Termination Date or the Revolving Credit Termination Date.

          "CURRENT RATIO" means the ratio of (a) the Company's current assets (disregarding any of the Company's intangible

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assets as described in the definition of "TANGIBLE NET WORTH") to (b) the
Company's current liabilities.

          "DAMAGES AND COSTS" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "DOLLAR(S)" and the sign "$" means lawful money of the United States of America.

          "EARNINGS BEFORE INTEREST AND TAXES" means, for each preceding 12 month period, the Company's earnings before nonrecurring items, amortization, interest, depreciation and taxes as set forth in the Company's statements of income and retained earnings for such period.

          "ELIGIBLE SHORT-TERM INVESTMENTS" means investments made by the Bank at the direction of the Company in investments maturing on or before the 90th day following the date of investment in (a) obligations issued or unconditionally guaranteed by the United States or any agency thereof,
(b) certificates of deposit of Bank, or (c) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service and "A-1" by Standard & Poor's Corporation, in each case, subject to a first perfected Lien in the Bank's favor and not subject to any other Lien whatsoever, except for Permitted Liens.

          "EMPLOYMENT AGREEMENTS" means, collectively, without taking into account any amendment, modification or supplement thereto without the Bank's prior written consent, the Executive Employment Agreements dated June 22, 1993 by and between the Company and certain management employees as amended by Amendment No. 1 to Executive Employment Agreement dated as of September 23, 1994 and the Agreements dated as of September 23, 1994 by and between the Company and certain management employees.

          "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to CERCLA; the Clean Water Act, as amended, 33 U.S.C. Section 1251, ET SEQ.; the Clean Air Act, as amended,
42 U.S.C. Section 7401, ET SEQ.; OSHA; RCRA; any so-called "Superfund" or "Superlien" law or any other federal, state, local and foreign Requirements of Law relating to health and safety, pollution or protection of the environment, including without limitation, Requirements of Law relating to reclamation of land and waterways and Requirements of Law relating to emissions, discharges, releases and threatened

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releases of Contaminants into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Contaminants, or otherwise relating to worker health and safety or public health and safety, in each case material to the ownership or operation of the Property.

          "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirements of Law, or (ii) Damages and Costs incurred by such governmental entity in response to a Release or threatened Release of a Contaminant into the environment.

          "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or the transfer of any deed for any Property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Acts" or "Responsible Property Transfer Acts."

          "ERISA" means the Employee Retirement Income Security Act of 1974, any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company; (ii) partnership, or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company; and
(iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Company, any corporation described in CLAUSE (i) above or any partnership, trade or business described in CLAUSE (ii) above.

          "EVENT OF DEFAULT" means any of the events described in SECTION 12.1.

          "EXCESS CASH FLOW" means for any period (i) Earnings Before Interest and Taxes, plus (A) all increases (or minus all decreases) in deferred taxes of the Company in such period, plus (B) any unused reserves established for warranty claims, minus (C) capital expenditures that are not funded by Capital Leases incurred during such period or by Loan proceeds, minus (D) taxes actually paid by the Company for such period or amounts paid to Globe by the Company under the Tax Sharing Agreement for such period MINUS (ii) the sum of (A) total principal and interest paid on Indebtedness in such period (but not including any payments of principal on the Revolving Loans unless made to reduce the Revolving Credit Limit under SECTION 5.1(a)) and

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(B) without duplication of amounts included in CLAUSE (ii)(A), payments made with respect to Capital Leases and other Indebtedness.

          "FINANCE COMPANY" means Marquise Financial Services, Inc., a Delaware corporation.

          "FINANCE COMPANY LINE LIMIT" means $5,000,000 less any permanent reductions pursuant to SECTION 5.1(b).

          "FINANCE COMPANY LINE OF CREDIT" has the meaning set forth in
SECTION 2.3.

          "FINANCE COMPANY LINE REPAYMENT DATE" means each date asset-backed commercial paper is issued pursuant to the Securitization Documentation.

          "FINANCE COMPANY LINE TERMINATION DATE" means (a) March 1, 1997 or (b) such other date as the Finance Company Line of Credit terminates pursuant to
SECTION 12.2.

          "FINANCE COMPANY LOANS" has the meaning set forth in SECTION 2.3.

          "FINANCE COMPANY LOAN NOTE" has the meaning set forth in SECTION 3.3.

          "FUNDING ARRANGEMENTS" has the meaning set forth in SECTION 4.6(b).

          "GAAP" means the generally accepted accounting principles to be applied in the preparation of the audited consolidated financial statements of the Company as of December 31, 1995 with such changes thereto as (i) shall be consistent with the then-effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors and
(ii) shall be concurred in by the independent certified public accountants of recognized standing certifying any financial statements of the Company.

          "GENERAL INTANGIBLES" means all general intangibles, choses in action, causes of action and all other intangible personal property of the Company of every kind and nature wherever located and whether presently owned or hereafter acquired by Company (other than Accounts).

          "GLOBE" means Globe Building Materials, Inc., a Delaware corporation.

          "GLOBE DEMAND NOTES" means, collectively, the demand notes, each substantially in the form of Exhibit I, made by Globe in favor of the Company.

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          "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "HAZARDOUS MATERIAL" means any chemical, substance, material, object, condition, waste or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, all of those chemicals, substances, materials, objects, conditions, wastes or combinations thereof which are now or become listed, defined or regulated in any manner by any federal, state or local law based upon, directly or indirectly, such properties or effects.

          "INDEBTEDNESS" with respect to any Person means, as of the date of determination thereof, (a) all of such Person's indebtedness for borrowed money or for the deferred purchase price of property or services (except indebtedness owing to trade creditors in the ordinary course of business and which is due within 75 days after original invoice date), (b) all indebtedness of such Person or any other Person secured by any Lien with respect to any property or asset owned or held by such Person, regardless whether the indebtedness secured thereby shall have been assumed by such Person, (c) all indebtedness of other Persons which such Person has directly or indirectly guaranteed (whether by discount or otherwise), endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse to such Person or with respect to which such Person is otherwise directly or indirectly liable, including, without limitation, indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to (i) purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, (ii) provide funds for the payment or discharge of such indebtedness or any other liability of the obligor of such indebtedness (whether in the form of loans, advances, stock purchases, capital contribution or otherwise), (iii) maintain the solvency of any balance sheet or other financial condition of the obligor of such indebtedness, or (iv) make payment for any products, materials or supplies or for any transportation or services regardless of the nondelivery or nonfurnishing thereof, if in any such case the purpose or intent of such agreement is to provide assurance that such indebtedness will be paid or discharged or that any agreements relating thereto will be complied with or that the holders of such indebtedness will be protected against loss in respect thereof, (d) all of such Person's Capitalized Lease Obligations, (e) all actual or contingent reimbursement obligations with respect to letters of credit issued for such Person's account, (f) all of such Person's obligations under interest rate hedging agreements

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and (g) all of such Person's Redeemable Stock, as measured by the maximum fixed repurchase price thereof which has a mandatory redemption date prior to the Credit Termination Date. For purposes of the preceding CLAUSE (g), the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined hereunder. For purposes of determining Indebtedness for the financial covenants set forth in SECTIONS 9.7, 9.9, 9.10, 9.11 and 9.17, any contingent obligations will be determined in accordance with GAAP.

          "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 13.6.

          "INTELLECTUAL PROPERTY" means all past, present and future: trade secrets and other proprietary information; trademarks, trade names, service marks, business names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; license agreements related to any of the foregoing set forth in this definition and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of the foregoing set forth in this definition; the right to sue for all past, present and future infringements of any of the foregoing set forth in this definition; and all common law and other rights throughout the world in and to all of the foregoing set forth in this definition.

          "INTEREST PERIOD" means, for each LIBOR Loan, (A) initially, the period commencing on the date of such LIBOR Loan or the date of the Conversion of any Base Rate Loan into a LIBOR Loan and ending on the last day of the period selected by the Company pursuant to the provisions below and (B) thereafter, if such Loan is continued, in whole or in part, as a LIBOR Loan, a period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Company pursuant to the provisions below. The duration of each such Interest Period shall be 30, 60, 90 or 180 days, in each case as the Company may, upon notice received by the Bank not later than 11:00 A.M. (Chicago time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

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          (i)   the Company may not select any Interest Period for a LIBOR Loan that ends after the Credit Termination Date applicable to such LIBOR Loan;

          (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

          (iii) on and after the Credit Termination Date applicable to a LIBOR Loan, the Interest Period for such LIBOR Loan shall be selected by the Bank in its sole discretion.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended from time to time, and any successor statute and/or regulations.

          "IRS" shall mean the Internal Revenue Service and any successor department or agency.

          "INVESTMENT LOAN CREDIT COMMITMENT" has the meaning set forth in
SECTION 2.2.

          "INVESTMENT LOAN CREDIT LIMIT" means an amount equal to $5,000,000 less any permanent reductions pursuant to SECTION 5.1(c).

          "INVESTMENT LOAN CREDIT REPAYMENT DATE" means each date the Finance Company makes a principal payment to the Company under the Working Capital Note Agreement and Working Capital Note.

          "INVESTMENT LOAN CREDIT TERMINATION DATE" means the earlier of (i) March 1, 1998 or (ii) such other date as the Investment Loan Credit Commitment terminates pursuant to SECTION 12.2.

          "INVESTMENT LOANS" has the meaning set forth in SECTION 2.2.

          "INVESTMENT LOAN NOTE" has the meaning set forth in SECTION 3.2.

          "LIABILITIES" means any and all of the Company's obligations to the Bank, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or

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hereafter existing, or due or to become due, which arise out of or in connection with this Agreement or the Related Documents.

          "LIBOR" means, for any Interest Period for each LIBOR Loan, the rate of interest per annum at which deposits in U.S. Dollars are offered in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a period equal to such Interest Period, as quoted by the Bank.

          "LIBOR LOAN" means any Loan at LIBOR.

          "LICENSE AGREEMENT" has the meaning set forth in SECTION 9.29, and includes all amendments, modifications and supplements thereto.

          "LIEN" means any mortgage, deed of trust, collateral assignment, pledge, lien, security interest or other charge, encumbrance or preferential arrangement, including the retained security title of a conditional vendor or lessor, mechanics liens, materialmen's liens and other claims for lien made by parties claiming to have provided labor or materials with respect to property.

          "LOANS" means collectively, the Revolving Loans, the Investment Loans and the Finance Company Loans, and individually, any Revolving Loan, any Investment Loan or any Finance Company Loan.

          "LOCK BOX ACCOUNTS" means collectively, the Cash Collateral Account and the Blocked Deposit Accounts.

          "MANAGEMENT AGREEMENT" means the Management Agreement dated September 15, 1994 between the Company and Globe, and all related agreements, documents and instruments.

          "MANAGEMENT NOTES" means, without taking into account any amendment, modification or supplement thereto without the Bank's prior written consent, $4,000,000 in aggregate principal amount of performance term notes due at the dates specified therein payable to certain tier I management employees.

          "MARGIN STOCK" has the meaning given to such term in Regulation U.

          "MATERIAL ADVERSE EFFECT" means any material adverse effect on (a) the financial condition, credit, business, prospects, properties or operations of the Company, (b) the ability of the Company to perform its obligations under this Agreement or any Related Document to which it is a party on a timely basis, or (c) the value of the Collateral or its worth as collateral security.

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          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by the Company or any ERISA Affiliate.

          "NOTES" means collectively, the Revolving Note, the Investment Loan Note and Finance Company Loan Note and individually, the Revolving Note, the Investment Loan Note or the Finance Company Loan Note.

          "NONTANGIBLE COLLATERAL" means, collectively, all Collateral other than Computer Hardware and Software, Goods and the Property.

          "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

          "PERMITTED LIENS" means (i) Liens for current taxes and duties not delinquent or for taxes being contested in good faith and by appropriate proceedings and with respect to which the Company has provided for and is maintaining adequate reserves in accordance with GAAP, (ii) Liens that arise in the ordinary course of business for sums not due or sums which the Company is contesting in good faith and by appropriate proceedings and with respect to which the Company has provided for and is maintaining adequate reserves in accordance with GAAP, but which do not involve any deposits or advances or borrowed money or the deferred purchase price of property or services,
(iii) Liens in the Bank's favor, (iv) Liens created in connection with a purchase money security interest, provided that if any equipment, goods or inventory in which a purchase money security interest is taken is sold to a third party resulting in an Account, such Account shall not be an Eligible Account until the holder of the purchase money security interest has been paid in full for such equipment, goods or inventory, (v) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts or to secure statutory obligations or surety or appeals bonds, or to secure indemnity, performance or other similar bonds each as may arise in the ordinary course of business, (vi) Liens in favor of GDAF Associates as indicated on the UCC Financing Statement file-stamped August 26, 1993 of record with the Texas Secretary of State, or
(vii) Liens disclosed on SCHEDULE 8.9 hereto.

          "PERMIT" means any permit, approval, authorization, license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

          "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

          "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "PLEDGED NOTES" has the meaning set forth in SECTION 7.2.

          "PLEDGED STOCK" has the meaning set forth in SECTION 7.2.

          "PROPERTY" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by the Company (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

          "REDEEMABLE STOCK" means any equity security (or option or warrant related thereto) that by its terms or otherwise is required to be purchased or redeemed at any time prior to the date which falls 60 days after the Credit Termination Date, or is redeemable at the option of the holder thereof at any time prior to the date which falls 60 days after the Credit Termination Date.

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System and any successor rule or regulation of similar import as in effect from time to time.

          "RELATED DOCUMENTS" means, collectively, the Notes, the Trademark Security Agreement, the Subordination Agreement and all other documents, instruments, agreements and certificates executed by the Company pursuant to or in connection with this Agreement.

          "RELEASE" means any release, spill, emission, leaking, pumping, pouring, emptying, escaping, injection, deposit, dumping, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

          "REMEDIAL ACTION" means actions to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
(ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine the nature and extent of a Release of a Contaminant and to design a remedial response and (iv) conduct post-remedial investigation, monitoring, operation and maintenance and care.

          "REPORT OF ACCOUNTS" means a report in form and substance reasonably satisfactory to the Bank (which may at the

Bank's discretion include copies of original invoices) listing the Company's Accounts, to be delivered to the Bank by the Company pursuant to SECTION 9.1(d).

          "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA or the regulations thereunder for which the thirty-day notice requirement has not been waived by the PBGC.

          "REQUIREMENTS OF LAW" means any federal, state or local law, rule or regulations, permit, order, license, decree, guidance, directive or other binding determination of any Governmental Authority.

          "REVOLVING CREDIT LIMIT" means an amount equal to $5,000,000 less any permanent reductions pursuant to SECTION 5.1(a).

          "REVOLVING CREDIT TERMINATION DATE" means the earlier of (i) the maturity date of the Revolving Note, as the same may be replaced, amended or supplemented, or (ii) such other date on which the Revolving Loan Commitment shall terminate pursuant to SECTION 12.2.

          "REVOLVING LOAN(S)" has the meaning set forth in SECTION 2.1.

          "REVOLVING LOAN COMMITMENT" has the meaning set forth in SECTION 2.1.

          "REVOLVING NOTE" has the meaning set forth in SECTION 3.1.

          "SECURITIZATION DOCUMENTATION" means, collectively, the Special Purpose Note Agreement, the Special Purpose Note and all agreements, documents, certificates and instruments executed in connection with the securitization of the Company's or the Finance Company's Accounts.

          "SPECIAL PURPOSE NOTE" means a promissory note, substantially in the form of EXHIBIT J, made by the Finance Company in favor of the Company, pursuant to the terms and conditions of the Special Purpose Note Agreement.

          "SPECIAL PURPOSE NOTE AGREEMENT" means an agreement between the Company and the Finance Company, substantially in the form of EXHIBIT K, pursuant to which the Company agrees to, among other things, loan the proceeds of all Finance Company Loans to the Finance Company.

          "STOCKHOLDER AGREEMENT" means the Diamond Exteriors, Inc. Stockholders' Agreement dated June 22, 1993 by and among the Company, Globe and the other persons listed on the signature pages thereto, as amended by Amendment Number One to Diamond

Exteriors, Inc. Stockholders' Agreement, dated August 1, 1993, as further amended by Amendment Number Two to Diamond Exteriors, Inc. Stockholders' Agreement, dated September 23, 1994, without regard to further amendments, modifications or supplements except those amendments, modifications or supplements permitted under SECTION 9.25.

          "SUBORDINATION AGREEMENT" means the Subordination Agreement of even date herewith executed by each of the tier I management employees listed on the signature page thereto and the Company in favor of the Bank.

          "SUBSIDIARY" means any Person of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such Person, regardless whether at the time stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency (or in the case of a Person which is not a corporation, fifty percent (50%) or more of the equity interest of such Person) is at the time, directly or indirectly, owned by the Company.

          "TANGIBLE NET WORTH" means, with respect to any Person at any time, such Person's net worth (determined in accordance with GAAP, which includes account receivables and, if such Person is the Company, the Indebtedness evidenced by the Management Notes and the capitalized portion of the $5,500,000 in the aggregate of Indebtedness owed by the Company to certain management employees with respect to an aggregate $1,400,000 annual payment in cash or life insurance premium equivalent commencing December 31, 1995 and continuing through December 31, 1999 as provided in the employment agreements with such management employees) after subtracting therefrom the aggregate amount of any intangible assets of the Company, including, without limitation, covenants not to compete, prepayments, deferred charges, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names.

          "TAX SHARING AGREEMENT" means the Tax Sharing Agreement effective September 15, 1994 between the Company and Globe, and all related agreements, documents and instruments.

          "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan, (ii) the withdrawal of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which the Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the imposition of an obligation arising under Section 4041 of ERISA on the Company or any ERISA Affiliate to provide affected parties with a written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA, (iv) the PBGC's institution of proceedings to terminate a Benefit Plan, (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Benefit Plan or (vi) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan.

          "TRADEMARK SECURITY AGREEMENT" means an agreement between the Company and the Bank substantially in the form of EXHIBIT L.

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement; PROVIDED, HOWEVER, as used in SECTION 13.17 hereof, "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect from time to time in the applicable state.

          "UNMATURED EVENT OF DEFAULT" means any event that has occurred that, with lapse of time or notice or lapse of time and notice, will constitute an Event of Default if it continues uncured.

          "UNUSED FACILITY FEE" has the meaning set forth in SECTION 4.4.

          "VALUE" means (i) with respect to any Inventory, the lesser of the wholesale market value thereof or the Company's cost thereof calculated on a first-in, first-out basis, (ii) with respect to Equipment, such Equipment's liquidation value, and (iii) with respect to any Property, such Property's market value as established by the Bank from time to time by independent appraisal conducted by an appraiser selected by the Bank.

          "WELFARE PLAN" means a "welfare plan", as such term is defined in ERISA.

          "WORKING CAPITAL" means the excess of (a) the Company's current assets (disregarding any of the Company's intangible assets as described in the definition of "TANGIBLE NET WORTH") over (b) the difference of the Company's current liabilities minus any reserves established for warranty claims.

          "WORKING CAPITAL NOTE" means a promissory note, substantially in the form of EXHIBIT M, made by the Finance Company in favor of the Company, pursuant to the terms and conditions of the Working Capital Note Agreement.

          "WORKING CAPITAL NOTE AGREEMENT" means an agreement between the Company and the Finance Company, substantially in the form of EXHIBIT N, pursuant to which the Company agrees to, among other things, loan the proceeds of all but $500,000 of the Investment Loans to the Finance Company.

          1.2 ACCOUNTING TERMS. Any accounting term used in this Agreement and not specifically defined herein has the meanings customarily given them in accordance with GAAP. If changes in GAAP shall be mandated by the Financial Accounting Standards Board or shall be recommended by the Company's certified public accountants, and such changes would materially modify the interpretation or computation of the financial covenants contemplated by this Agreement at the time of execution hereof, then in such event such changes shall not be followed in calculating the financial covenants.

          1.3 OTHER TERMS DEFINED IN THE UNIFORM COMMERCIAL CODE. All capitalized terms contained in this Agreement (and that are not otherwise specifically defined herein) have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein.


          SECTION 2.     CREDIT COMMITMENT; CREDIT BORROWING PROCEDURES.

          2.1 REVOLVING LOAN COMMITMENT. On the terms and subject to the conditions set forth in this Agreement, the Bank agrees to make revolving loans (collectively, "REVOLVING LOANS") to the Company from time to time before the Revolving Credit Termination Date in such aggregate amounts as the Company may from time to time request but not exceeding at any one time outstanding the Revolving Credit Limit. Each Revolving Loan to the Company shall be in an integral multiple of $1,000. The proceeds of each Revolving Loan shall be deposited in immediately available funds in the Company's operating account with the Bank on the day such Revolving Loan is made. Within the Revolving Loan limits set forth above, the Company may borrow, prepay pursuant to SECTION 5, repay pursuant to SECTION 6 and reborrow pursuant to this SECTION 2. The aggregate amount outstanding of all Revolving Loans together with all accrued and unpaid interest thereon shall be due and payable on the Revolving Credit Termination Date. The Bank's commitment to make Revolving Loans is referred to as the "REVOLVING LOAN COMMITMENT."

          2.2 INVESTMENT CREDIT COMMITMENT. On the terms and subject to the conditions set forth in this Agreement, the Bank agrees to make revolving loans (collectively, the "INVESTMENT LOANS") to the Company from time to time before the Investment Loan Credit Termination Date in aggregate amounts as the Company may from time to time request but not exceeding at any one time outstanding the Investment Loan Credit Limit. Each Investment Loan shall be in a minimum amount of $250,000 and an integral multiple of $50,000. The proceeds of each Investment Loan shall be deposited in immediately available funds in the Company's operating account with the bank on the day such Investment Loan is made. Within the Investment Loan limits set forth above, the Company may borrow, prepay pursuant to SECTION 5, repay pursuant to SECTION 6 and reborrow pursuant to this SECTION 2. The aggregate amount outstanding of all Investment Loans together with all accrued and unpaid interest thereon shall be due and payable on the Investment Loan Credit Termination Date. The Bank's commitment to make the Investment Loan is referred to as the "INVESTMENT LOAN CREDIT COMMITMENT."

          2.3 FINANCE COMPANY LINE OF CREDIT. On the terms and subject to the conditions contained in this Agreement, the Bank may from time to time in its sole and absolute discretion make one or more loans (collectively, "FINANCE COMPANY LOANS") to the Company in aggregate amounts not exceeding at any one time outstanding the Finance Company Line Limit. Each Finance Company Loan shall be in a minimum amount of $250,000 and an integral multiple of $50,000. The proceeds of each Finance Company Loan shall be deposited in immediately available funds in the Company's operating account with the Bank on the day such Finance Company Loan is made. Within the Finance Company Loan limits set forth above, the Company may borrow, prepay pursuant to SECTION 5, repay pursuant to
SECTION 6 and reborrow pursuant to this SECTION 2 until the Finance Company Line Termination Date. The aggregate amount outstanding of all Finance Company Loans together with all accrued and unpaid interest thereon shall be due and payable on the Finance Company Line Termination Date. The line of credit the Bank may make available pursuant to this SECTION 2.3 is referred to as the "FINANCE COMPANY LINE OF CREDIT."

          2.4 LOAN BORROWING PROCEDURES. The Bank shall have received, (1) by 1:00 p.m. (Chicago time) on the Business Day on which an advance is to be made for Base Rate Loans or (2) by 11:00 a.m. (Chicago time) on the third Business Day prior to the Business Day on which the advance is to be made for LIBOR Loans
(i) irrevocable telephonic notice of each proposed Loan borrowing, specifying the amount of such advance and (ii) in the case of a request for a LIBOR Loan, the date of such LIBOR Loan and the duration of the Interest Period for such LIBOR Loan; PROVIDED, HOWEVER, that only four LIBOR Loans may be outstanding at any time. Each request for a Loan shall automatically constitute a representation and warranty by the Company that, as of the date of such requested Loan, all conditions precedent to the making of such Loan set forth in
SECTION 11 shall be satisfied. Each borrowing of a Loan shall be on a Business Day.


          SECTION 3.     NOTES EVIDENCING LOANS.

          3.1 REVOLVING NOTE. The Revolving Loans shall be evidenced by a note (as such note may be amended, modified, restated or supplemented from time to time, and together with any renewals thereof or exchanges or substitutions therefor, the "REVOLVING NOTE"), substantially in the form of EXHIBIT A, with appropriate insertions, dated the Closing Date (or such other date prior thereto as shall be reasonably satisfactory to the Bank) and made payable to the order of the Bank in a principal amount equal to the Revolving Credit Limit. The date and amount of each Revolving Loan made by the Bank and of each repayment of principal thereof received by the Bank shall be recorded by the Bank in its records, or, at its option, on the schedule attached to the Revolving Note. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Revolving Note. The failure so to record any such amount or any error in so recording any such amount, however, shall not limit or otherwise affect the Company's obligations hereunder or under the Revolving Note to repay the principal amount of the Revolving Loans together with all interest accruing thereon.

          3.2 INVESTMENT LOAN NOTE. The Investment Loans shall be evidenced by a note (as such note may be amended, modified, restated or supplemented from time to time, together with any renewals thereof or exchanges or substitutions therefor, the "INVESTMENT LOAN NOTE"), substantially in the form of EXHIBIT B, with appropriate insertions, dated the Closing Date (or such other date prior thereto as shall be reasonably satisfactory to the Bank) and made payable to the order of the Bank in a principal amount equal to the Investment Loan Credit Limit. The date and amount of each Investment Loan made by the Bank and of each repayment of principal thereof received by the Bank shall be recorded by the Bank in its records, or, at its option, on the schedule attached to the Investment Loan Note. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Investment Loan Note. The failure so to record any such amount or any error in so recording any such amount, however, shall not limit or otherwise affect the Company's obligations hereunder or under the Investment Loan Note to repay the principal amount of the Investment Loans together with all interest accruing thereon.

          3.3 FINANCE COMPANY LOAN NOTE. The Finance Company Loans shall be evidenced by a note (as such note may be amended, modified, restated or supplemented from time to time, together with any renewals thereof or exchanges or substitutions therefor, the "FINANCE COMPANY LOAN NOTE"), substantially in the form of EXHIBIT C, with appropriate insertions, dated the Closing Date and made payable to the order of the Bank in a principal amount equal to the Finance Company Loan Limit. The date and amount of each repayment of principal thereon received by the Bank shall be recorded by the Bank in its records, or, at its option, on the schedule attached to such Finance Company Loan Note. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Finance Company Loan Note. The failure so to record any such amount or any error in so recording any such amount, however, shall not limit or otherwise affect the Company's obligations hereunder or under such Finance Company Loan Note to repay the principal amount of such Finance Company Loan together with all interest accruing thereon.

          3.4 INTEREST; DUE DATE EXTENSION. The Notes shall provide for the payment of interest as provided in SECTION 4. If any payment of principal of, or interest on, any Note falls due on a day that is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue and be payable for the period of such extension.


          SECTION 4.     INTEREST; FEES; BALANCES.

          4.1  INTEREST RATES ON LOANS.

          (a) The Company shall pay to the Bank interest on the outstanding principal balance of each Revolving Loan at a rate per annum equal to (i) during such periods as such Revolving Loan is a Base Rate Loan, the Base Rate and
(ii) during such periods as such Revolving Loan is a LIBOR Loan, the sum of LIBOR applicable to such periods plus one and one-half percent (1.50%); PROVIDED, HOWEVER, that, if any principal of any Revolving Loan is not paid when due (whether by acceleration or otherwise), the unpaid principal amount of such Revolving Loan shall bear interest after such due date until paid at a rate per annum equal to the applicable interest rate in effect from time to time for such Revolving Loan PLUS three and one-half percent (3.50%).

          (b) The Company hereby promises to pay interest on the unpaid principal amount of each Investment Loan for the period commencing on the date of such Investment Loan until such loan is paid in full at a rate per annum equal to (i) during such periods as such Investment Loan is a Base Loan, the Base Rate and (ii) during such periods such Investment Loan is a LIBOR Loan, the sum of the LIBOR applicable to such periods plus one and one-half percent (1.50%); PROVIDED, HOWEVER, that, in the event that any principal of any Investment Loan is not paid when due (whether by acceleration or otherwise), the unpaid principal amount of such Investment Loan shall bear interest after such due date until paid at a rate per annum equal to the Base Rate PLUS three and one-half percent (3.50%).

          (c) The Company hereby promises to pay interest on the unpaid principal amount of each Finance Company Loan for the period commencing on the date of such Finance Company Loan until such loan is paid in full at a rate per annum equal (i) during such periods as such Finance Company Loan is a Base Rate Loan, the Base Rate and (ii) during such periods as such Finance Company Loan is a LIBOR Loan, the sum of LIBOR applicable to such periods plus one and one-half percent (1.50%); PROVIDED, HOWEVER, that, in the event that any principal of any Finance Company Loan is not paid when due (whether by acceleration or otherwise), the unpaid principal amount of such Finance Company Loan shall bear interest after such due date until paid at a rate per annum equal to the Base Rate
PLUS three and one-half percent (3.50%).

          4.2 INTEREST PAYMENT DATES. Accrued interest on each Loan shall be payable on the last Business Day of each calendar month and at maturity, whether by acceleration or otherwise, commencing on the last day of the month in which such Loan is made. After maturity, whether by acceleration, on the stated maturity date or otherwise, accrued interest on all Loans shall be payable on demand.

          4.3 COMPUTATION OF INTEREST. Interest on all Loans shall be payable monthly in arrears not later than the last day of each calendar month, and shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          4.4 UNUSED FACILITY FEE. The Company agrees to pay to the Bank an unused facility fee equal to one-quarter of one percent (0.25%) per annum on (i) the difference between the Investment Loan Credit Limit and the aggregate principal amount outstanding of all Investment Loans and (ii) the difference between the Revolving Credit Limit and the aggregate principal amount outstanding of all Revolving Loans (the "UNUSED FACILITY FEE"). The Unused Facility Fee shall be computed on the basis of a year consisting of 360 days and shall be payable as of the last Business Day of each calendar month, in arrears, from the Closing Date until the Credit Termination Date.

          4.5 MAINTENANCE OF BALANCES. The Company acknowledges that the Bank will charge the Company customary and reasonable monthly service charges for various services performed by the Bank in connection with any aspect of the relationship between the Company and the Bank, and the Company hereby agrees that if such service charges arising in any month exceed the credit to the Company in that month arising from earnings attributable to funds on deposit with the Bank in demand deposit accounts, such service charge deficiency shall be deducted by the Bank from the Company's operating account.

          4.6  INCREASED COSTS.

          (a) If, with respect to LIBOR Loans, due to either (i) the introduction of or any change in or in the interpretation of any Requirements of Law or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any LIBOR Loans, then the Company shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such actual increased cost. A certificate as to the amount of such increased cost, submitted to the Company by the Bank, shall be conclusive and binding for all purposes, absent manifest error. If the Company so notifies the Bank within five (5) Business Days after the Bank notifies the Company of any increased cost pursuant to the foregoing provisions of this SECTION 4.6(a), the Company may either (a) prepay in full all LIBOR Loans of the Bank then outstanding in accordance with SECTION 5.2 and, additionally, reimburse the Bank for such increased cost in accordance with this SECTION 4.6(a) or (b) Convert all LIBOR Loans then outstanding into Base Rate Loans, in accordance with SECTION 4.8 and, additionally, reimburse the Bank for such increased cost in accordance with this SECTION 4.6(a).

          (b) The Company understands that in connection with the Bank charging interest hereunder based on LIBOR, the Bank may enter into funding arrangements with third parties ("FUNDING ARRANGEMENTS") on terms and conditions which could result in substantial losses to the Bank if such LIBOR funds do not remain outstanding at the interest rates provided herein for the entire Interest Period with respect to which the LIBOR has been fixed. Consequently, if any LIBOR Loans are repaid in whole or in part prior to the last day of such Interest Period, at the option of the Company or upon acceleration, the Company shall indemnify and hold harmless the Bank from and against and in respect of any and all losses, costs and expenses (such losses, costs and expenses, are collectively referred to herein as the "BREAKAGE COSTS") resulting from, or arising out of or imposed upon or incurred by the Bank by reason of the liquidation or reemployment of funds acquired or committed to be acquired by the Bank to fund such LIBOR Loans pursuant to the Funding Arrangements. The amount of any Breakage Costs resulting in an obligation of the Company to make a payment pursuant to the foregoing sentence shall not include any losses attributable to lost profit to the Bank but shall represent the excess, if any, of (x) the Bank's cost of borrowing the LIBOR funds pursuant to the Funding Arrangements over (y) the return to the Bank on its reinvestment of such funds; PROVIDED that, if the Bank terminates any Funding Arrangements in respect of the LIBOR funds, the amount of such Breakage Costs shall include the cost to the Bank of such termination. In reinvesting any funds borrowed by the Bank pursuant to the Funding Arrangements, the Bank shall take into consideration the remaining maturity of such borrowings. As promptly as practicable under the circumstances, the Bank shall provide the Company with its written calculation of all Breakage Costs payable pursuant to this SECTION 4.6(b), and such calculation shall be binding on the parties hereto.

          4.7 CAPITAL ADEQUACY. If the Bank shall have determined that (a) the adoption or implementation after the date hereof of any applicable law, treaty, governmental (or quasi-governmental) rule, regulation, order or guideline regarding capital adequacy, including, without limitation, the regulations set forth at 12 C.F.R. Part 208 (Appendix A) and 12 C.F.R. Part 225 (Appendix A), or any change therein, or any change in the interpretation or application thereof, or (b) compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful provided that compliance is in accordance with normal banking practice) from any domestic or foreign central bank or governmental agency or body having jurisdiction, does or shall have the effect of increasing the amount of capital required to be maintained by the Bank or any corporation controlling the Bank with respect to this Agreement and thereby reducing the rate of return on the Bank's capital as a consequence of its obligations under this Agreement, then from time to time, within five (5) days after demand from the Bank, including a certificate setting forth in reasonable detail the manner of calculation of the reduction in the rate of return on such Bank's capital and claiming compensation pursuant to this SECTION 4.7, the Company shall pay to the Bank, such additional amount or amounts as will compensate the Bank for such reduction to the extent that the Bank is not already compensated by an increase in the Base Rate. A certificate as to the amount of such compensation, submitted to the Company by the Bank, shall, absent manifest error, be final, conclusive and binding for all purposes. In determining such amount, the Bank may use any reasonable averaging and attribution method.

          4.8 VOLUNTARY CONVERSION OF LOANS. The Company may on any Business Day, upon notice given to the Bank not later than 11:00 A.M. (Chicago time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of SECTIONS 4.6 and 4.9, Convert Base Rate Loans to LIBOR Loans or vice versa; PROVIDED, HOWEVER, that each such Conversion shall be in an amount of at least $ 100,000 and in integral multiples of $100,000; PROVIDED, FURTHER, that any Conversion of any LIBOR Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such LIBOR Loans; PROVIDED, FURTHER, that no Conversion of Base Rate Loans into LIBOR Loans shall be made upon the occurrence and continuance of an Event of Default or an Unmatured Event of Default; PROVIDED, FURTHER, that only four LIBOR Loans may be outstanding at any time. Each such notice of a Conversion shall be irrevocable and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted and (iii) if such Conversion is into LIBOR Loans, the duration of the Interest Period for each such LIBOR Loan.

          4.9  INTEREST RATE DETERMINATION AND PROTECTION.

          (a) If, with respect to any LIBOR Loans, the Bank reasonably determines and notifies the Company that the LIBOR for any Interest Period for such LIBOR Loans will not adequately reflect the cost to the Bank of making, funding or maintaining its LIBOR Loans for such Interest Period,

          (1) each LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan, and

          (2) the obligation of the Bank to make, or to Convert Loans into, LIBOR Loans shall be suspended until the Bank shall notify the Company that the circumstances causing such suspension no longer exist.

          (b) If the Company shall fail to select the duration of any Interest Period for any LIBOR Loans in accordance with the provisions contained in the definition of "Interest Period," the Bank will forthwith so notify the Company and such LIBOR Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.


          SECTION 5.     REDUCTION OR TERMINATION OF CREDIT FACILITY;
                         PREPAYMENTS.

          5.1  REDUCTION OR TERMINATION OF THE CREDIT FACILITY BY THE COMPANY.

          (a) The Company may from time to time on at least five (5) Business Days' prior written notice received by the Bank permanently reduce the amount of the Revolving Credit Limit but only upon repayment of the amount, if any, by which the aggregate unpaid principal amount of the Revolving Note exceeds the then reduced amount of the Revolving Credit Limit. Any such reduction shall be in an aggregate amount of $500,000 or an integral multiple thereof. The Company may at any time on like notice terminate the Revolving Loan Commitment upon payment in full of the Revolving Note.

          (b) The Company may from time to time on at least five (5) Business Days' prior written notice received by the Bank permanently reduce the amount of the Finance Company Line Limit; PROVIDED, HOWEVER, that the then reduced amount of the Finance Company Line Limit shall exceed the aggregate unpaid principal amount outstanding of the Finance Company Line Note. Any such reduction shall be in an aggregate amount of $500,000 or an integral multiple thereof. Any reduction in the Finance Company Line Limit requested pursuant to this
SECTION 5.1(b) shall become effective as of the first Business Day of the next fiscal quarter following the request.

          (c) The Investment Loan Credit Limit shall be permanently reduced by an amount of $250,000 on the last Business Day of each fiscal quarter commencing September 30, 1997 and continuing for each fiscal quarter until the Investment Loan Credit Termination Date.

          (d) If the Company permanently reduces the Credit Facility pursuant to this SECTION 5.1 on or before March 1, 1997 due to the Company's refinancing of its obligations with a bank, commercial finance company or similar institution (other than the Bank or its affiliates), then such reduction shall be accompanied by an additional amount as liquidated damages equal to 2% multiplied by the amount of the Credit Facility; PROVIDED, HOWEVER, that the Company may undertake an initial public offering and permanently reduce the Credit Facility with the proceeds of such an initial public offering without incurring such liquidated damages.

          5.2  OPTIONAL PREPAYMENT OF LOANS.  Except as provided in
SECTION 5.1(d), the Company may from time to time prepay any Loans in whole or in part without premium or penalty.

          5.3  MANDATORY PREPAYMENT OF LOANS.

          (a) The Company agrees (i) that, if at any time the aggregate unpaid principal amount of the Revolving Loans shall exceed the Revolving Credit Limit, the Company will forthwith make a mandatory prepayment of principal of the Revolving Loans in an amount equal to such excess; (ii) that, if at any time the aggregate unpaid principal amount of the Finance Company Loans shall exceed the Finance Company Line Limit, the Company will forthwith make a mandatory prepayment of principal of the Finance Company Loans in an amount equal to such excess; and (iii) that, if at any time the aggregate unpaid principal amount of the Investment Loans shall exceed the Investment Loan Credit Limit, the Company will forthwith make a mandatory prepayment of principal of the Investment Loans in an amount equal to such excess. Each such mandatory prepayment shall be without premium or penalty.

          (b) The Company agrees that the Bank, in its sole discretion, shall apply amounts received by the Bank in the Lock Box Accounts on account of the Liabilities in the manner set forth in the following sentence. The Bank shall have the exclusive right to apply and re-apply any and all such payments as the Bank in its sole discretion may deem advisable. All such payments shall be made without premium or penalty.

          (c) The Company agrees (i) that on each Finance Company Line Repayment Date the Company shall make a mandatory prepayment of outstanding principal of all Finance Company Loans equal to the amount the Company receives from the Finance Company pursuant to the terms and conditions of the Special Purpose Note Agreement and the Special Purpose Note and (ii) that on each Investment Loan Credit Repayment Date the Company shall make a mandatory prepayment of outstanding principal of all Investment Loans in excess of $500,000 equal to the amount the Company receives from the Finance Company pursuant to the terms and conditions of the Working Capital Note Agreement and the Working Capital Note.

          5.4 INTEREST ON PRINCIPAL PREPAID. Any prepayment or payment of any Loan prepaid or paid in accordance with SECTION 5 shall include accrued interest to the date of prepayment or payment, as applicable, on the principal amount being prepaid or paid.


          SECTION 6.     MAKING OF PAYMENTS.

          6.1 MAKING OF PAYMENTS. All payments (including those made pursuant to SECTION 5) of principal of, or interest on, any Note and of any fees shall be made in immediately available funds by the Company to the Bank. All such payments shall be made to the Bank at its principal office in Chicago, not later than 2:00 p.m., Chicago time, on the date due; funds received after that hour shall be deemed to have been received by the Bank on the next following Business Day.

          6.2 DEPOSITS TO THE COMPANY'S ACCOUNT. The Bank shall have the right to deposit all proceeds of the Loans to the Company's Account Number 4260619 with the Bank and shall have the right to charge such account (or any other account in the Company's name) for all other Liabilities due from and then payable by the Company.

          6.3  SETOFF.

          (a) In addition to the Bank's rights with respect to the Lock Box Accounts, the Company agrees that, if at any time (i) any amount owing by it under this Agreement or any Related Document is then due and payable to the Bank or (ii) any Event of Default shall have occurred and be continuing, then the Bank or the holder of any Note, in its discretion, may apply to the payment of the Liabilities any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Bank or such holder.

          (b) Without limitation of SECTION 6.3(a), and in addition to the Bank's rights with respect to the Lock Box Accounts, the Company agrees that, upon and after the occurrence of any Event of Default and during the continuation thereof, the Bank is hereby authorized, at any time and from time to time, without notice to the Company, (i) to set off against and to appropriate and apply to the payment of the Liabilities (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts which the Bank is obligated to pay over to the Company (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (ii) pending any such action, to the extent necessary, to hold such amounts as Collateral to secure such Liabilities and to dishonor any and all checks and other items drawn against any deposits so held as the Bank in its sole discretion may elect.

          (c) In addition to the Bank's right of setoff described in SECTIONS 6.3(a) and 6.3(b), in the event of an Unmatured Event of Default, except for Unmatured Events of Default relating to defaults arising under SECTIONS 12.1(f) and 12.1(K), and during the continuation thereof, the Bank shall have the right to freeze any and all balances, credits, deposits, or accounts of the Company then maintained at or in the possession of the Bank and to refuse to pay any checks issued by the Company against such deposits. Such funds shall be held by Bank as cash collateral.


          SECTION 7.     COLLATERAL

          7.1 GRANT OF SECURITY INTEREST. As collateral security for the performance and payment of all Liabilities, the Company hereby grants, conveys, mortgages, hypothecates, pledges, sets over, transfers and assigns to the Bank, and grants to the Bank a continuing lien upon and security interest in, all of the Company's right, title and interest in and to the following property, wherever located, whether now or hereafter existing, owned, licensed, leased (to the extent of the Company's leasehold interest therein), consigned (to the extent of the Company's ownership interest therein), arising or acquired including, without limitation, all of the Company's:

          (a)  Accounts;

          (b)  Certificated Securities;

          (c)  Chattel Paper;

          (d) Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

          (e)  Deposit Accounts;

          (f)  Documents;

          (g) General Intangibles (including, without limitation, (i) all of the Company's Intellectual Property, (ii) any rights of the Company arising from time to time to receive payment under a billing to a Person representing such Person's obligation to reimburse the Company for indebtedness paid or to be paid by the Company for such Person's account,
     (iii) any rights of the Company arising out of leases, licenses and contracts which are not Accounts and (iv) tax refunds);

          (h) Goods (including, without limitation, all its Consumer Goods, Equipment, Farm Products, Fixtures and Inventory and all of the foregoing located on the premises described on SCHEDULE 8.20 hereto, BUT EXCLUDING all Hazardous Materials, PROVIDED that this reference to Hazardous Materials shall not constitute evidence of the Bank's knowledge of the existence of any Hazardous Materials of the Company); together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories, parts and other property used in connection therewith;

          (i)  Instruments;

          (j) Insurance policies, including claims or rights to payment thereunder;

          (k) Liens, guaranties and other rights and privileges pertaining to any of the Collateral;

          (l)  Money (of every jurisdiction whatsoever);

          (m) Right, title and interest in any Goods, the sale or lease of which shall have given or shall give rise to, and in all guaranties and other property securing the payment of or performance under, any Account, any General Intangible, or any Chattel Paper or any Instrument; and

          (n)  Uncertificated Securities;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; PROVIDED, HOWEVER, that the Company shall not be deemed under this SECTION 7.1 to grant to the Bank a security interest in any contract to which the Company is a party which is a mortgage, lease agreement or license agreement pursuant to which the Company is prohibited from pledging or otherwise granting to a third party a security interest in such contract or pursuant to which, by its express terms, the rights of the Company thereunder are substantially diminished or impaired as a result of a pledge thereof.

          7.2 PLEDGE. In order to secure the full and complete payment and performance by the Company of its Liabilities, the Company hereby pledges and grants to the Bank a continuing Lien and security interest in (i) all of the outstanding shares of capital stock of any Subsidiary currently or hereafter owned by the Company or any other Person of which the Company acquires any capital stock having voting power (or in the case of a Person which is not a corporation, any equity interest in such Person (the "PLEDGED STOCK"), (ii) any securities, dividends or distributions and any other right or property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock and any other property substituted or exchanged therefor, (iii) all of the notes described in SCHEDULE 7.2 hereto, if any, including any amendment, modification, renewal or replacement of any such notes, and including, without limitation, the Special Purpose Note, the Working Capital Note and any Globe Demand Note (collectively, the "PLEDGED NOTES"), and (iv) any and all proceeds of the foregoing. The Company shall deliver to the Bank the certificates representing the Pledged Stock endorsed in blank or accompanied by appropriate instruments of transfer or assignment in blank, and the Pledged Notes, duly endorsed in blank. The Bank shall not have any duty to assure that all certificates representing the Pledged Stock or instruments representing the Pledged Notes have been delivered to it or any obligation whatsoever with respect to the care, custody or protection of any certificates or instruments which may be delivered to it except only to exercise the same care in physically safekeeping such certificates or instruments as it would exercise in the ordinary course of its own business. The Bank shall not be obligated to preserve or protect any rights with respect to the Pledged Stock or Pledged Notes or to receive or give any notice with respect thereto whether or not the Bank is deemed to have knowledge of such matters. In addition, the Bank, in its sole and absolute discretion, may retain as additional Collateral or release to the Company, from time to time, such portion or all of the monies, reserves and proceeds received by the Bank with respect to the Collateral as the Bank may determine. All such monies, reserves and proceeds and other property of the Company in the Bank's possession at any time are hereby pledged by such Company to the Bank as additional Collateral hereunder.

          7.3 GRANT OF LICENSE TO USE GENERAL INTANGIBLES. Solely for the purpose of enabling the Bank to exercise rights and remedies hereunder at such time as the Bank shall be lawfully entitled to exercise such rights and remedies, the Company hereby grants to the Bank an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the General Intangibles (including, without limitation, the Company's Intellectual Property), now owned or hereafter acquired by the Company, and wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof, unless by granting to the Bank such aforementioned rights the Company's rights with respect to such General Intangibles would be substantially diminished or impaired.

          7.4  LOCK BOX ACCOUNTS.

          (a) Except as noted in the next succeeding sentence, the Company shall establish, and shall continue to maintain, the following deposit accounts, blocked deposit accounts and lock boxes: (a) with the Bank at the Bank's office at 33 North LaSalle Street, Chicago, Illinois 60690, in the name of the Company but under the sole dominion and control of the Bank a certain deposit account, Account Number 4260627 (the "CASH COLLATERAL ACCOUNT") and (b) with those certain banks identified on SCHEDULE 7.4 hereto, in the name of the Company but under the sole dominion and control of the Bank, those certain blocked deposit accounts listed on SCHEDULE 7.4 hereto (the "BLOCKED DEPOSIT ACCOUNTS"). The Company represents and warrants that it has no lock box accounts or deposit accounts other than the Lock Box Accounts and covenants and agrees that throughout the term of this Agreement, it shall not maintain any lock box or deposit accounts other than the Lock Box Accounts and that all cash and other proceeds of Collateral shall be deposited in the Lock Box Accounts in accordance with the terms of this Agreement. Notwithstanding the preceding sentence, the Company may establish Blocked Deposit Accounts after the date hereof provided that the Company obtain the prior written consent of the Bank, that such Blocked Deposit Accounts conform to the provisions of this Agreement and that the Bank receive a fully executed letter substantially in the form of EXHIBIT D.

          (b) The Company has heretofore delivered to the Bank fully executed letters substantially in the form attached to EXHIBIT D hereto executed by each of the banks listed on SCHEDULE 7.4 hereto, irrevocably instructing the bank to deposit in the Company's Blocked Deposit Account, immediately upon receipt thereof, all monies, checks, notes, drafts or funds received by it and to transfer the same to the Cash Collateral Account via an ACH credit or wire transfer at the end of each Business Day. On or before the 30th day following the date hereof, the Company shall take all actions necessary to close any Blocked Deposit Account with respect to which the Company has not delivered to the Bank a fully executed letter substantially in the form attached to EXHIBIT D hereto within such 30-day period.

          (c) The Company hereby agrees that all payments made to such Blocked Deposit Accounts or otherwise received by Bank, whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Bank and will be applied on account of the Liabilities. All cash payments received by the Bank at its offices in Chicago, Illinois (in the Cash Collateral Account or otherwise), including, without limitation, payments made by ACH credit or wire transfer of immediately available funds received by the Bank on or before 2:00 p.m. will be credited to the Company's account immediately upon receipt. All cash payments received after 2:00 p.m. will be credited to the Company's account the following Business Day after receipt.

          (d) The Company and any Affiliates, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with the Company shall, acting as trustee for Bank, receive, as the sole and exclusive property of Bank, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of the Company or any Affiliates, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with the Company and immediately upon receipt thereof, the Company shall remit the same or cause the same to be remitted, in kind, to the Bank, at the Bank's address set forth on the signature page hereof.

          (e) The Company has heretofore delivered to the Bank fully executed card processing sales agreements with the Company with respect to Mastercard and VISA, each in form and substance satisfactory to the Bank, irrevocably instructing Mastercard and VISA to direct to the Cash Collateral Account at the end of each Business Day via an ACH credit or wire transfer all payments and credits which would otherwise be made to the Company on such Business Day pursuant to such agreements. With the prior written consent of the Bank (which will not be unreasonably withheld or delayed), the Company may enter into additional third party financing agreements, in form and substance reasonably satisfactory to the Bank, irrevocably instructing such third parties to direct all payments to the Cash Collateral Account as provided in the preceding sentence.

          (f) The Company hereby pledges and grants to the Bank, as security for the Liabilities, a security interest in all funds deposited in the Lock Box Accounts and all interest or other income on such funds or investments. All of such interest or other income shall constitute part of the Collateral hereunder.

          7.5  PROCESSING, SALE, COLLECTIONS, ETC.

          (a) Upon the occurrence of an Event of Default and during the continuation thereof the Bank may revoke the Company's right to: (i) in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by the Company for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by the Company for such purpose, (ii) subject to the provisions of this SECTION 7 relating to the Lock Box Accounts, at its own expense, collect, as and when due, all amounts due with respect to any of the Nontangible Collateral, including the taking of such action with respect to such collection as the Bank may reasonably request or, in the absence of such request, as the Company may deem advisable, and (iii) grant, in the ordinary course of business, to any party obligated on any of the Nontangible Collateral, any rebate, refund or allowance to which such Person may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Nontangible Collateral.

          (b) The Company shall instruct Account Debtors of its Accounts to make payments to the Cash Collateral Account as directed by the Bank. The Company shall cause all cash and other proceeds of Collateral received by the Company to be deposited or otherwise credited, as soon as reasonably practicable, but in any event not later than the first Business Day after receipt, in the Cash Collateral Account, as provided in this Agreement or in any of the Related Documents. All such collections shall be the Bank's property to be applied against the Liabilities, and not the Company's property.

          (c) The Bank shall apply all funds in the Cash Collateral Account against the Liabilities on the date of receipt if the funds are received by the Bank by 2:00 p.m. Funds received after 2:00 p.m. will be applied against the Liabilities on the first Business Day after the day received.

          7.6 TRUST FOR THE BANK. Subject to the provisions of this SECTION 7 relating to the Lock Box Accounts and to SECTION 7.5, (a) the Company shall hold, upon express trust as trustee for the Bank, all monies, checks (except for checks received by the Company directly from a customer that are held by the Company for forwarding to Sears, Roebuck and Co.), notes, drafts, Chattel Paper and other Instruments or writings for the payment of money (properly endorsed, where required, so that the Bank may collect such items) and all other payments for and/or proceeds of Collateral which may come into the possession or under the control of the Company (or any of its shareholders, directors, officers, employees, agents, or other Persons acting for or in concert with the Company),
(b) the Company shall remit and deliver, or cause to be remitted and delivered, the same, in kind, to the Bank, and (c) except as the Bank may otherwise consent in writing, any such items which the Company may receive will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Bank until delivery is made to the Bank. Any of the foregoing will be applied to the Liabilities as set forth in this Agreement.

          7.7 ASSEMBLY OF COLLATERAL. Upon the request of the Bank, the Company agrees, in the case of an Event of Default and during the continuation thereof, to assemble, at its expense, all its Inventory, Equipment and other Goods (other than Fixtures and

Hazardous Materials) at a convenient place or places acceptable to the Bank.

          7.8 REPLACEMENT LIENS. If and to the extent that a perfected security interest hereunder in any Collateral shall cease to be perfected for any reason whatsoever (including, without limitation, the sale of Inventory or release of all or any balance in the Lock Box Accounts or use or disposition by the Company of any proceeds of Collateral), then such Collateral (referred to in this paragraph as "RELEASED COLLATERAL") shall be deemed thereby released from the security interest hereunder in exchange, as of the time of such release, for any other Collateral of equivalent value in which a perfected security interest hereunder is being obtained contemporaneously or has been most recently obtained, but only to the extent such other Collateral does not represent Collateral in exchange for which any previously released.

          7.9 ACQUISITION OF OTHER LIENS. The Bank, in its sole and absolute discretion, without waiving or releasing any of the Company's obligations, liabilities or duties under this Agreement may at any time, upon the occurrence of an Event of Default and during the continuation thereof, but shall be under no obligation to, pay, acquire and/or accept an assignment of any Lien asserted by any other Person against the Collateral. All sums paid by the Bank in respect thereto and all costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto incurred by the Bank on account thereof shall be part of the Liabilities and shall be payable by the Company to the Bank on demand.

          7.10 TERMINATION OF SECURITY INTEREST AND LIENS. The Bank's security interest and other Liens in, on and to the Collateral shall terminate when all the Liabilities have been finally and fully paid and performed, at which time the Bank shall reassign and redeliver (or cause to be reassigned and redelivered) to the Company, or to such Person as the Company shall designate, against receipt, such of the Collateral (if any) assigned by the Company to the Bank as shall not have been sold or otherwise applied by the Bank pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or representation or warranty by the Bank and shall be at the Company's cost and expense.

          7.11 REASONABLE CARE. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Company requests in writing, but the Bank's failure to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Bank to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Company, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

          7.12 THE COMPANY TO REMAIN LIABLE. The Company hereby expressly agrees that, anything herein to the contrary notwithstanding, it shall remain liable under each contract, agreement, interest or obligation assigned to the Bank hereunder to observe and perform all of the conditions and obligations to be observed and performed by the Company thereunder, all in accordance with and pursuant to the terms and provisions thereof. The Bank shall not have any duty, responsibility, obligation or liability under any such contract, agreement, interest or obligation by reason of or arising out of the assignment thereof to the Bank or the granting to the Bank of a security interest therein or the Bank's receipt of any obligation pursuant hereto, nor shall the Bank be required or obligated in any manner to perform or fulfill any of the Company's obligations thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance of any party under any such contract, agreement, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it, in which it may have been granted a security interest or to which it may be entitled at any time.

          7.13 INFORMATION. The Company agrees that the Bank and any of the Bank's officers, employees, agents or auditors shall have the right, at reasonable intervals after the date hereof, to make reasonable inquiries (by mail, telephone, telegraph, telecopier or otherwise) of any Person with respect to the validity, amount or any other matter (including, without limitation, the assertion by Account Debtors of claims, offsets and counterclaims) concerning any of the Collateral; PROVIDED, HOWEVER, that, absent an Event of Default and the continuation thereof, the Bank will only verify individual invoices in excess of $7,500.


          SECTION 8.     REPRESENTATIONS AND WARRANTIES.

          To induce the Bank to enter into this Agreement and to make Loans hereunder, the Company represents and warrants to the Bank that:

          8.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly existing and in good standing under the laws of the State of Delaware; and the Company is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where such qualification is required because of the nature of its activities or properties and where, in such jurisdiction, failure to qualify could reasonably be expected to have a Material Adverse Effect.

          8.2 AUTHORIZATION; NO CONFLICT. The Company's execution, delivery and performance of this Agreement and each of the Related Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and each of the Related Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no governmental, regulatory or other approval, and do not and will not contravene or conflict with any provision of (i) law, (ii) any judgment, decree or order binding upon the Company, or (iii) the Company's certificate of incorporation or by-laws, and do not and will not contravene or conflict with, or cause any Lien to arise under, any provision of any agreement or instrument binding upon the Company or upon any property of the Company in any manner that could reasonably be expected to a Material Adverse Effect.

          8.3 VALIDITY AND BINDING NATURE. This Agreement and the Related Documents to which the Company is a party are (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

          8.4  FINANCIAL STATEMENTS.

          (a) All balance sheets, statements of operations and other financial data which have been or shall hereafter be furnished to the Bank for the purposes of or in connection with this Agreement do and will present fairly the financial condition of the Persons involved as of the dates thereof and the results of their operations for the period(s) covered thereby.

          (b) The Company's unaudited balance sheet as of November 30, 1995, and the related statements of the Company's income and retained earnings, respectively, copies of which have been furnished to the Bank, fairly present the Company's financial condition as at such date and the results of the Company's operations for the period ended on such date, all in accordance with GAAP (but absent footnote disclosures and year-end adjustments for interim reports), consistently applied. Since November 30, 1995, there has been no material adverse change in such condition or operations.

          8.5  LITIGATION AND CONTINGENT LIABILITIES.

          (a) Except as disclosed on SCHEDULE 8.5, no litigation (including, without limitation, derivative actions), arbitration proceedings, governmental proceedings or investigations or regulatory proceedings that claim monetary damages in excess of (i) $100,000 in any single proceeding or (ii) $500,000 in aggregate for all such proceedings are pending or threatened (in writing and of which an officer of the Company has knowledge) against the Company, nor does the Company know of any basis for any of the foregoing. In addition, there are no inquiries, formal or informal, which might give rise to such actions, proceedings or investigations.

          (b) The Company has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, a failure to obtain or violation of which could reasonably be expected to, in the aggregate, have a Material Adverse Effect.

          (c) The Company has no material contingent liabilities not provided for or disclosed in the financial statements referred to in SECTION 8.4(b).

          8.6 PRINCIPAL PLACE OF BUSINESS. As of the date hereof, the principal place of business and chief executive office of the Company is located at the address set forth on the signature page hereof. If any change in the principal place of business and chief executive office of the Company occurs, the Company shall promptly notify the Bank thereof. As of the date hereof, the books and records of the Company and all records of account are located at the principal place of business and chief executive office of the Company, and if any change in such location occurs, the Company shall promptly notify the Bank thereof.

          8.7 SUBSIDIARIES; DIVISIONS. The Company has no Subsidiaries nor divisions (other than the Company's regional offices which the Company refers to as divisions) nor is the Company engaged in any joint venture or partnership with any Person.

          8.8 EMPLOYEE BENEFIT PLANS. Neither the Company nor any ERISA Affiliate maintains or contributes to any Benefit Plan or Multiemployer Plan other than those listed on SCHEDULE 8.8 hereto. Each Plan maintained by the Company which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified or an application for determination of qualified status will be made to the IRS prior to the end of the applicable remedial amendment period under
Section 401(b) of the Internal Revenue Code and, to the best knowledge of the Company, each such Plan for which such determination is to be made has been operated in conformance with the Tax Reform Act of 1986 and subsequent legislation. Neither the Company nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. To the best knowledge of the Company, the Company has not breached any of the responsibilities, obligations or duties imposed on it by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to any Plan. All of the Company's ERISA Affiliates have complied in all respects with the responsibilities, obligations and duties imposed on them by ERISA and the Internal Revenue Code and the rules and regulations promulgated thereunder with respect to any Plan where the failure to comply could reasonably be expected to have a Material Adverse Effect. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Internal Revenue Code), whether waived or not waived. Neither the Company, nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event either of which could reasonably be expected to have a Material Adverse Effect. The Company is not subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. The Company has not incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. No ERISA Affiliate of the Company has incurred with respect to any Plan any liability to the PBGC or a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Bank is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. The Company has not (x) failed to make a required contribution or payment to a Multiemployer Plan or (y) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the
Company nor any ERISA Affiliate has failed, or been treated as having failed under Section 412(m)(5) of the Internal Revenue Code, to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.
 The additional funding requirements of Section 412(l) of the Internal
Revenue Code and Section 302(d) of ERISA do not apply to any Benefit Plan for the current plan year. The Company is not required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. The Company has not, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. The Company has given to the Bank copies of all of the following that the Bank has requested: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the date hereof and in respect of which the Company or any ERISA Affiliate is currently an "employer" as defined in Section 3(5) of ERISA, and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans currently contributed to by the Company or any ERISA Affiliate with the aggregate amount of the most recent annual contributions required to be made by the Company and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to the Company or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contributions are required to be made; each employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such Plan.

          8.9 TITLE TO ASSETS. The Company has good and indefeasible title to its assets, including the Collateral, free and clear of all Liens except the Permitted Liens.

          8.10 INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.11 PUBLIC UTILITY HOLDING COMPANY ACT. The Company is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.12 REGULATION U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock nor will the Company use any of the proceeds of any of the Loans to purchase or carry Margin Stock.

          8.13 BUSINESS LOAN. The Loans constitute "business loans" coming within the definition and purview of 815 ILCS 205/4.

          8.14 ENVIRONMENTAL COMPLIANCE. Except as disclosed on SCHEDULE 8.14 hereto and made a part hereof:

          (a) the Property and operations of the Company comply in all respects with all applicable Environmental, Health and Safety Requirements of Law;

          (b) the Company has obtained all environmental, health and safety Permits necessary for its Property and its operations, and all such Permits are in good standing and the Company is currently in compliance with all terms and conditions of such Permits;

          (c) neither the Company nor any of its current or former Property or operations is, or has been, subject to any investigation by, order from or agreement or negotiations with any Person (including without limitation any prior owner or operator of the Company and/or the Property) respecting
     (i) any Environmental, Health or Safety Requirements of Law, (ii) any Remedial Action or (iii) any Claims or Damages and Costs arising from the Release or threatened Release of a Contaminant into the environment;

          (d) none of the Property or operations of the Company is or has been subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or a liability under any Environmental, Health or Safety Requirements of Law;

          (e) the Company has not filed any notice under any applicable Requirement of Law:

               (i) reporting a Release of a Contaminant under Section 103(a) of CERCLA, any state equivalent, or other similar federal or state spill reporting requirements;

               (ii) indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent as required by Section 103(c) of CERCLA or any state equivalent; or

               (iii) indicating or reporting a violation of any applicable Environmental, Health or Safety Requirements of Law or an exceedance or excursion from the terms and conditions of any Permit;

          (f) none of the Company's current or former Property is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites at which the need for Remedial Action is under consideration;

          (g) The Company has not sent or arranged for the transport of any Contaminant to a NPL site or a proposed NPL site or to a CERCLIS site;

          (h) there is not now, nor to the knowledge of the Company has there ever been on or in the Property:

               (i) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, requiring a permit under 40 CFR Part 264 or 265, or any state equivalent;

               (ii)  any landfill, waste pile, or surface impoundment;

               (iii)  any underground storage tank; or

               (iv)  any asbestos containing material;

          (i) there has been no use or handling of any polychlorinated biphenyls (PCBs) in hydraulic oils, electrical transformers or other equipment owned or operated by the Company;

          (j) the Company has not received any notice or claim to the effect that it or they are or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

          (k) there have been no Releases of any Contaminants to the environment from any Property by the Company, except those Releases permitted under applicable Environmental, Health and Safety Requirements of Law, under applicable approvals, permits and reporting requirements, and only then in strict compliance with the requirements of those permits;

          (l) the Company is not subject to Remedial Action and has no contingent liability in connection with any Release or threatened Release of any Contaminants into the environment;

          (m) no Environmental Lien has attached to any Property of the Company;

          (n) none of the products the Company manufactures, distributes or sells, or ever has manufactured, distributed or sold, contains asbestos; or

          (o) this financing will not result in the Company's Property becoming subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Company has fully complied with the requirements of such acts.

No time limitation shall apply to any representations or warranties the Company has made in this SECTION 8.14.

          8.15 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Company to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other factual information hereafter furnished by or on behalf of the Company to the Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified, and the Company has not omitted and will not omit any material fact necessary to prevent such information from being false or misleading in any material respect. The Company has disclosed to the Bank in writing all facts which could reasonably be expected to have a Material Adverse Effect.

          8.16 FAIR CONSIDERATION; SOLVENCY. The Company has received fair consideration in exchange for the Company's assumption of the Liabilities. The Company is not "insolvent," nor will the Company's incurrence of obligations, direct or contingent, to repay the Loans render the Company "insolvent." For purposes of this SECTION 8.16, a company is "insolvent" if (a) the "present fair salable value" (as defined below) of its assets is less than the amount that will be required to pay its probable liability on its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured; (b) the property of such company constitutes unreasonably small capital for it to carry out its business as now conducted and as proposed to be conducted including the capital needs of such company; (c) such company intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such company and amounts to be payable on or in respect of debt of such company), or the cash available to such company after taking into account all other anticipated uses of the cash of such company is anticipated to be insufficient to pay all such amounts on or in respect of debt of such company when such amounts are required to be paid; or (d) such company believes that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, such company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered), or the cash available to such company after taking into account all other anticipated uses of the cash of such company (including the payments on or in respect of debt referred to in CLAUSE (c) of this SECTION 8.16), is anticipated to be insufficient to pay all such judgments promptly in accordance with their terms. For purposes of this SECTION 8.16, the following terms have the following meanings: (i) the term "DEBTS" includes any legal liability, whether matured or unmatured, liquidated, absolute, fixed or contingent, (ii) the term "PRESENT FAIR SALABLE VALUE" of a company's assets means the amount which may be realized, within a reasonable time, either through collection or sale of such assets at their regular market value and (iii) the term "REGULAR MARKET VALUE" means the amount which a capable and diligent businessman could obtain for the property in question within a reasonable time from an interested buyer who is willing to purchase under ordinary selling conditions.

          8.17 TAX STATUS. The Company has made or filed all income and other tax returns, reports and declarations required by any jurisdiction to which any of them are subject, has paid all taxes, assessments and other charges shown or determined to be due on such returns, reports and declarations (other than those being diligently contested in good faith by appropriate proceedings), and have set aside adequate reserves against liability for taxes, assessments and charges applicable to periods subsequent to those covered by such returns, reports and declarations.

          8.18 NO DEFAULT. No event has occurred and no condition exists which, upon the execution and delivery of, or consummation of any transaction contemplated by, this Agreement or any Related Document, or upon the funding of any Loan, will constitute an Event of Default or Unmatured Event of Default.

          8.19 COMPLIANCE WITH APPLICABLE LAWS. The Company is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (Federal, state, local or foreign, and including, without limitation, environmental laws, rules, regulations and orders), a breach of which could reasonably be expected to have a Material Adverse Effect.

          8.20 LOCATION OF COLLATERAL. The address of the location of the Company's records concerning Nontangible Collateral and the addresses of the Company's own premises are as set forth on SCHEDULE 8.20 hereto, and the Company's Goods are located at the addresses listed on SCHEDULE 8.20 hereto.
The Company does not have any assets that may be characterized as Inventory under the Uniform Commercial Code other than Inventory the Company acquires periodically as a result of a subcontractor's failure to complete a project, such Inventory being held by the Company for less than ten (10) days prior to being installed by the replacement subcontractor hired to complete such projects. SCHEDULE 8.20 hereto identifies those locations at which the Company has Collateral with a Value in excess of $25,000. None of the Collateral (other than the Company's Accounts and General Intangibles) has, within the four (4) months preceding the date of this Agreement, been located at any place other than the Company's own premises at the addresses listed on SCHEDULE 8.20 hereto.

          8.21 NAMES. The cover page to this Agreement lists the legal name by which the Company is now known and was previously known. The Company has not been known by any legal name different from the one set forth on the cover page of this Agreement.
The only trade names by which the Company is known are "Sears Roofing and Doors by Diamond Exteriors," "Sears Fencing by Diamond Exteriors," "Sears Garage Doors by Diamond Exteriors" and "Diamond Exteriors."

          8.22 GOVERNMENT CONTRACTS. The Company is not a party to any federal, state or local government contract.

          8.23 OTHER AGREEMENTS. The Company is not in default under any agreement, contract, lease, or commitment to which it is a party or by which it is bound, the effect of which could reasonably be expected to have a Material Adverse Effect. The Company knows of no dispute regarding any agreement, contract, lease or commitment which could reasonably be expected to have a Material Adverse Effect.

          8.24 EMPLOYEE CONTROVERSIES.

          (a) There are no controversies pending or, to the best of Company's knowledge, threatened, between Company and any of its respective employees, other than employee grievances arising in the ordinary course of business which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (b) The Company is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices, the failure with which to comply could reasonably be expected to have a Material Adverse Effect; and

          (c) The Company has no union representation questions, material grievances outside the ordinary course of business, or discrimination or unfair labor practice complaint pending or threatened (in writing) against it.

          8.25 PATENTS, LICENSES. The Company possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles, tradenames and similar assets to continue to conduct its business as heretofore conducted by it and all such licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames are listed on SCHEDULE 8.25 hereto.

          8.26 SECURITIES MATTERS. The making of the Loans, the application of the proceeds and repayment thereof by the Company and the consummation of the transactions contemplated by this Agreement and the Related Documents will not violate any provision of any federal or state securities statutes, rules or regulations, or any order issued by the Securities and Exchange Commission (collectively, the "SECURITIES LAWS"). The Company agrees to indemnify the Bank and hold the Bank harmless from the claims of any Persons in connection with any of the Securities Laws and relating to the Loans or the transactions contemplated by this Agreement and the Related Documents, unless such claim arises from the wilful misconduct of the Bank.

          SECTION 9.     COVENANTS.

          Until the expiration or termination of the Credit Commitment and thereafter until all Liabilities are paid in full, the Company agrees that, unless at any time the Bank shall otherwise expressly consent in writing, it will:

          9.1  REPORTS, CERTIFICATES AND OTHER INFORMATION.  Furnish to the
Bank:

          (a) AUDIT REPORT. On or before the 90th day after each of the Company's fiscal years, a copy of financial statements of the Company and the Finance Company prepared in conformity with GAAP accompanied by an unqualified annual audit report, duly certified by independent certified public accountants of nationally recognized standing selected by the Company or the Finance Company, as applicable, with the Bank's reasonable consent. Concurrently with the delivery of the foregoing financial statements and annual audit report (i) a certificate of the aforesaid certified public accountants certifying to the Bank that based upon their examination of the affairs of the Company or the Finance Company, as applicable, performed in connection with the preparation of said financial statements and audited annual report, they are not aware of the occurrence or existence of any condition or event which constitutes or upon notice or lapse of time or both would constitute an Event of Default or, if they are aware thereof, the nature thereof and (ii) a certificate from the Company's Chief Financial Officer containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this
     SECTION 9 and to the effect that, in making the examination necessary for the signing of the certificate, he/she has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if he/she has become aware of any such event, describing it and the steps, if any, being taken to cure it.

          (b) INTERIM REPORTS. On or before the 45th day after the end of each month, a copy of unaudited financial statements of the Company and the Finance Company prepared in a manner consistent with the financial statements referred to in SECTION 9.1(A), signed by an Authorized Officer or a counterpart at the Finance Company and consisting of at least consolidating balance sheets as at the close of such month and statements of earnings for such month and for the period from the beginning of such fiscal year to the close of such month.

          (c) CERTIFICATES. At the Bank's option, contemporaneously with the furnishing of each annual financial statement and each monthly statement provided for in this SECTION 9.1, a duly completed certificate in the form of EXHIBIT E with appropriate insertions (each such certificate herein called a "COMPLIANCE CERTIFICATE") dated the date of such annual financial statement or such monthly statement and signed by an Authorized Officer, which Compliance Certificate shall state that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, shall describe it and the steps, if any, being taken to cure it. In addition, except in the case of a Compliance Certificate dated the date of such annual financial statement, the Compliance Certificate shall contain a computation of, and show compliance with, each of the financial ratios and restrictions contained in this SECTION 9.

          (d) REPORT OF ACCOUNTS. Not less frequently than weekly a Report of Accounts listing all Accounts generated by the Company during the prior week.

          (e) REPORTS TO SEC AND TO SHAREHOLDERS. Promptly upon the filing or making thereof, copies of each filing and report made by or concerning the Company with or to any securities exchange or the Securities and Exchange Commission, and of each material communication from the Company to its shareholders generally.

          (f) NOTICE OF DEFAULT, LITIGATION. Forthwith upon learning of the occurrence of either of the following, written notice thereof which describes the same and the steps being taken by the Company with respect thereto: (i) the occurrence of an Event of Default or an Unmatured Event of Default or, (ii) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding in which any injunctive relief is sought or in which money damages are sought in excess of (a) $100,000 in any single proceeding or (b) $500,000 in aggregate for all such proceedings.

          (g) ERISA REPORTING. (i) The following information where the occurrence of one or more of the following events could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect:
     (A) as soon as possible, and in any event within five (5) days after the Company or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred (or, with respect to a Termination Event which is a Reportable Event referred to in Section 4043(b)(3) of ERISA, if the Company or any ERISA

     Affiliate is subject to Section 4043(b) of ERISA, within five (5) days after the Company or any ERISA Affiliate knows or has reason to know that notice of such a Reportable Event has been given to the PBGC, if earlier), a written statement of an Authorized Officer of the Company describing such Termination Event and the action, if any, which the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, the DOL or PBGC with respect thereto; (B) as soon as possible, and in any event within five (5) days after the Company or any ERISA Affiliate knows or has reason to know that a prohibited transaction (defined in Section 406 of ERISA and section 4975 of the Internal
     Revenue Code) has occurred, a statement of an Authorized Officer describing such transaction and the action which the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto; (C) promptly upon, and in any event within five (5) days after, the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Company or any ERISA Affiliate with respect to such request; (D) promptly upon, and in any event within five (5) days of the occurrence thereof, notification of any increases in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which the Company or any ERISA Affiliate was not previously contributing; (E) promptly upon, and in any event within five (5) days after, receipt by the Company or any ERISA
     Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice; (F) promptly upon, and in any event within five (5) days after, receipt by the Company or any ERISA Affiliate of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of such letter; (G) promptly upon, and in any event within five (5) days after, receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice; (H) promptly upon, and in any event within five (5) days after, the Company or any ERISA Affiliate fails, or is treated as having failed under Section 412(m)(5) of the Internal Revenue Code, to make a required installment or any other required payment under
     Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; (I) as soon as possible, and in any event within five (5) days after the Company or any ERISA Affiliate knows or has reason to know that the additional funding requirements of Section 412(l) of the Internal Revenue Code and
     Section 302(d) of ERISA apply to any Benefit Plan for a plan year, a notification of such application; and (J) promptly upon, and in any event within five (5) days after, the Company or any ERISA Affiliate knows or has reason to know (1) a Multiemployer Plan has been terminated,
     (2) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (3) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and (ii) the following information regardless of Material Adverse Effect: (A) promptly upon, and in any event within fifteen (15) days after, the filing thereof with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan; and (B) promptly upon, and in any event within fifteen (15) days after, receipt by the Company or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report. For purposes of this SECTION 9.1(G), the Company and any ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which the Company or any ERISA Affiliate is the plan sponsor.

          (h) NOTICE OF MOVEMENT OF GOODS, CHANGE OF ADDRESS AND CHANGE OF NAME. Furnish notice in writing to the Bank, as soon as possible and in any event within five (5) days (i) after removal of more than $20,000 worth of the Company's mobile Goods from the state in which such mobile Goods were previously located; (ii) after the occurrence of any change in the address of the Company's locations (as described on SCHEDULE 8.20 hereto),
     (iii) after the occurrence of any change in the Company's name or (iv) after the occurrence of any change in the information set forth on the Schedules attached to this Agreement.

          (i) LICENSE AGREEMENT. Furnish to the Bank certified copies of the License Agreement and all amendments, modifications or supplements thereto within three (3) Business Days of execution.

          (j) CHANGES OF BILLING LOCATIONS. Ten Business Days prior to changing the location from which Accounts are billed to a location other than Woodstock, Illinois, written notice of the proposed change and a list of all new billing locations.

          (k) SECURITIZATION, DOCUMENTATION. Furnish to the Bank all notices, reports or other documentation received under the Securitization Documentation outside of the ordinary course of business (but including Account Schedules (as defined in the Special Purpose Agreement)) within 3 days of receiving such notice, report or other documentation.

          (l) OTHER INFORMATION. Such other information concerning the Company as the Bank may reasonably request from time to time, including without limitation, a schedule identifying each Eligible Account.

          9.2 CORPORATE EXISTENCE AND FRANCHISES. Except as otherwise expressly permitted in this Agreement, maintain in full force and effect its separate existence and all rights, licenses, leases and franchises reasonably necessary to the conduct of its business.

          9.3 BOOKS, RECORDS AND INSPECTIONS. Maintain complete and accurate books and records, permit the Bank to have access, upon reasonable notice, with reasonable frequency and during ordinary business hours, to the Company's books and records, and permit the Bank to inspect the Company's properties and operations.

          9.4  INSURANCE.

          (a) Maintain such insurance (i) as is described on SCHEDULE 9.4 hereto, (ii) as may be required by Requirements of Law, the Related Documents or otherwise reasonably requested by the Bank, and (iii) as may be customarily maintained by similarly situated companies.

          (b) All insurance policies shall be in form, and amounts and issued by companies reasonably satisfactory to the Bank. The insurance companies shall have a minimum Policy holder's rating of "B", a minimum financial size rating of XII or such other rating acceptable to the Bank in the current edition of Best Insurance Reports and shall be licensed to do business in the State of Illinois. All insurance policies shall provide that loss thereunder shall be payable to the Bank as its interest may appear for application to the Liabilities, and shall, where appropriate, (i) include standard waiver of subrogation endorsements, (ii) provide that the coverage shall not be terminated or materially modified without thirty (30) days' advance written notice to the Bank, and (iii) provide that no claims be paid thereunder to any Person other than the Bank without ten (10) days' advance written notice to the Bank. Such policies or certificates thereof shall, if the Bank so requests, be deposited with or furnished to the Bank.

          (c) In the event that the Company fails to maintain any insurance required by this Agreement or pay any premium relating thereto, the Bank may, without waiving or releasing any of the Company's obligations or any Event of Default, but is not obligated to, obtain such insurance and pay such premiums and take any other action with respect thereto which the Bank reasonably deems advisable. All sums so disbursed by the Bank, including reasonable attorneys' fees, court costs and expenses and other charges relating thereto, shall be part of the

Liabilities and shall be payable by the Company to the Bank on demand.

          9.5 TAXES AND LIABILITIES. Promptly pay when due all taxes, duties, assessments, license fees, registration fees and other liabilities (including all general and special taxes, assessments, water or sewer charges, "tap on" fees, and other charges of every kind and nature whatsoever levied or assessed against the Property or any part thereof or any interest therein or obligation or instrument secured by the Property), except such taxes, duties, assessments, license fees, registration fees and other liabilities as the Company is diligently contesting in good faith and by appropriate proceedings; PROVIDED that the Company has provided for and is maintaining adequate reserves with respect thereto in accordance with GAAP.

          9.6 LIMITS ON CREDIT COMMITMENTS. Not permit (a) the aggregate outstanding principal amount of the Revolving Loans to exceed the then-current Revolving Credit Limit or (b) the aggregate outstanding principal amount of Finance Company Loans to exceed the then-current Finance Company Line Limit.

          9.7 TANGIBLE NET WORTH. Not permit Tangible Net Worth to be less than the stated amount for each corresponding period listed below, calculated at the end of each month during such period:


                DATE                     TANGIBLE NET WORTH
 Closing Date to March 31, 1996            ($10,000,000)

 April 1, 1996 to June 30, 1996            ($10,000,000)

 July 1, 1996 to September 30,              ($9,000,000)
 1996
 October 1, 1996 to December 31,            ($9,000,000)
 1996

 January 1, 1997 to June 30, 1997           ($7,250,000)

 July 1, 1997 to Credit                     ($5,520,000)
 Termination Date


          9.8 INDEBTEDNESS. Not incur or permit to exist any Indebtedness except (i) the Loans, (ii) Capitalized Lease Obligations not to exceed $750,000 in the aggregate at any time outstanding, (iii) current accounts payable arising in the ordinary course of business, including accounts payable to Affiliates relating solely to the Tax Sharing Agreement or the Management Agreement,
(iv) Redeemable Stock held by Management Stockholders (as defined in the Stockholder Agreement) to the extent the Company is required to redeem such Redeemable Stock pursuant to the Stockholder Agreement and provided that, at such time as the Redeemable Stock is required to be redeemed, the Company will report such Redeemable Stock as Indebtedness of the Company on its financial statements, (v) other Indebtedness outstanding on the date hereof or hereafter incurred in connection with Permitted Liens, (vi) Indebtedness created under the Management Notes and
(vii) $5,500,000 in the aggregate of Indebtedness owed by the Company to certain management employees with respect to an aggregate $1,400,000 annual payment in cash or life insurance premium equivalent commencing December 31, 1995 and continuing through December 31, 1999 as provided in the employment agreements with such management employees.

          9.9 WORKING CAPITAL. Not permit the Company's Working Capital to be less than the stated amount for each corresponding period listed below, calculated at the end of each month during such period:



                DATE                      WORKING CAPITAL
 Closing Date to March 31, 1996             ($8,000,000)

 April 1, 1996 to June 30, 1996             ($8,000,000)

 July 1, 1996 to September 30,              ($6,000,000)
 1996
 October 1, 1996 to December 31,            ($6,000,000)
 1996

 January 1, 1997 to June 30, 1997           ($5,000,000)

 July 1, 1997 to Credit                     ($3,000,000)
 Termination Date


          9.10 CURRENT RATIO. Not permit the Current Ratio to be less than the stated ratio for each corresponding period listed below, calculated at the end of each month during such period:



                DATE                       CURRENT RATIO
 Closing Date to March 31, 1996                0.40:1

 April 1, 1996 to June 30, 1996                0.40:1

 July 1, 1996 to September 30,                 0.40:1
 1996
 October 1, 1996 to December 31,               0.60:1
 1996

 January 1, 1997 to June 30, 1997              0.60:1

 July 1, 1997 to Credit                        0.80:1
 Termination Date

         9.11 CASH FLOW COVERAGE. Not permit the Cash Flow Coverage Ratio to be less than 1.3:1 calculated as of the end of each month through the Credit Termination Date measured over the immediately preceding twelve-month period ending on such calculation date.

          9.12 DIVIDEND RESTRICTIONS. Not make any payment in cash, property or other assets upon or in respect of any shares of any class of its capital stock including, without limiting the foregoing, payments as dividends and payments for the purpose of redeeming, purchasing or otherwise acquiring any shares of any class of its capital stock, including in the term "stock" any warrant or option or other right to purchase such stock, or making any other distribution in respect as any such shares of stock or set aside any funds for any such purpose; PROVIDED, HOWEVER, the Company may repurchase its capital stock held by employees of the Company upon their retirement, termination, disability or death so long as such repurchase does not violate any of the financial covenants contained in SECTION 9 and could not reasonably be expected to result in a Material Adverse Effect.

          9.13 LIENS. Not create or permit to exist any Lien with respect to any assets now owned or hereafter acquired except Permitted Liens.

          9.14 GUARANTIES, LOANS, ADVANCES OR INVESTMENTS. Not become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to, or investments in, any other Person, except for (a) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, (b) Eligible Short-Term Investments,
(c) guaranties of which the Bank is the beneficiary, (d) stock, obligations or securities received in settlement of debts owing to the Company in the ordinary course of business; (e) investments which are also Indebtedness permitted by
SECTION 9.8; (f) purchases or acquisitions permitted by SECTION 9.16; (g) loans, advances, investments, guarantees or accommodation obligations not otherwise permitted by this SECTION 9.14 in an aggregate outstanding principal amount not to exceed $25,000; (h) if no Loans are outstanding, investments in municipal or corporate bonds with a rating equal to "A" by Standard & Poor's or common stock in any company traded on a national securities exchange or quoted on NASDAQ; (i) a loan to Diamond Home Services, Inc. not to exceed $500,000, to be used as a capital contribution to the Finance Company; (j) the loan evidenced by the Special Purpose Note Agreement and the Special Purpose Note; (k) the loan evidenced by the Working Capital Note Agreement or the Working Capital Note; or
(l) loans to Globe evidenced by a Globe Demand Note and not exceeding, in the aggregate, the greater of (i) $5,000,000 or (ii) 50% of Excess Cash Flow; PROVIDED, HOWEVER, that all Eligible Short-Term Investments held by or issued to the Company shall be pledged to the Bank, in a manner satisfactory to the Bank, as security for the Liabilities; and PROVIDED, FURTHER, HOWEVER, that in no event shall the Company acquire pursuant to

SECTION 9.14(H) hereof more than 5% of the outstanding common stock of any company traded on a national securities exchange or quoted on NASDAQ.

          9.15 CHANGE IN NATURE OF BUSINESS. Not make any material change in the nature of its business carried on as of the date first stated above. For purposes hereof, the existing business shall be characterized as the retail sale and installation of residential home improvement materials, the retail sale and installation of light commercial improvement materials and other housing improvement services.

          9.16 MERGERS, CONSOLIDATIONS, SALES. Not be a party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign, with or without recourse, any receivables (other than for collection of delinquent Accounts in the ordinary course of business); PROVIDED, HOWEVER, that the Company may undertake a stock exchange whereby the holders of all of the Company's outstanding stock exchange such stock for stock of Diamond Home Services, Inc. if, after such exchange, (i) Diamond Home Services, Inc. is the record and beneficial owner of all outstanding stock of the Company, and (ii) each holder of the outstanding stock of Diamond Home Services, Inc. owns such stock in the same percentage of the total outstanding stock of Diamond Home Services, Inc. as such holder held of the outstanding stock of the Company before such exchange.

          9.17 CAPITAL EXPENDITURES. Not expend between the Closing Date and Credit Termination Date (a) an aggregate amount in excess of $1,150,000 for the purchase of the Company's principal place of business and chief executive offices located at the address set forth on the signature page hereof or (b) an aggregate amount for other capital expenditures, whether funded by Capital Leases or otherwise, in excess of $1,000,000 per year.

          9.18 EMPLOYEE BENEFIT PLANS. Not, and will not permit any ERISA Affiliate, to the extent that such ERISA Affiliate's act or failure to act could have a material adverse effect, to: (a) engage in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL; (b) permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), with respect to any Benefit Plan whether or not waived; (c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan; (d) terminate any Benefit Plan which would result in any liability of the Company or any ERISA Affiliate under Title IV of ERISA; (e) fail to make any contribution or payment to any Multiemployer Plan which the Company or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; (f) amend a Benefit Plan resulting in an increase in current liability for the plan year such that the Company or any ERISA
Affiliate is required to provide security to such Benefit Plan under Section 401(a)(29) of the Internal Revenue Code; or (g) fail, or be treated as having failed under Section 412(m)(5) of the Internal Revenue Code, to pay any required installment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. The Company shall, and shall cause each ERISA Affiliate to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, and all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

          9.19 USE OF PROCEEDS.

          (a) Not use or permit the use of any proceeds of any Revolving Loan other than for the Company's general corporate purposes, to support the Company's working capital and for loans to Globe under Globe Demand Notes.

          (b) Not use or permit the use of any proceeds of any Investment Loan other than (i) for loans to Diamond Homes Services, Inc. not exceeding $500,000 to fund a capital contribution to the Finance Company and (ii) as a loan to the Finance Company pursuant to the Working Capital Note Agreement.

          (c) Not use or permit the use of any proceeds of any Finance Company Loan other than as a loan to the Finance Company pursuant to the Special Purpose Note Agreement.

          (d) Not use or permit the use of any proceeds of any Loan other than solely for the purposes specified in 815 ILCS 205/4; not use or permit the direct or indirect use of any proceeds of or with respect to the Loans for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" (within the meaning of Regulation U) Margin Stock; and to the extent, if any, that any of the Collateral is being acquired with Loan proceeds, arrange for disbursement of Loan proceeds from the Bank directly to the seller of such Collateral.

          (e) Not use or permit the use of any proceeds of any Loan for the repayment of principal or interest of any Management Note.

          9.20 TRANSACTIONS WITH AFFILIATES. Not enter into any transaction with any Affiliate except (a) transactions in the ordinary course of business and on terms and conditions at least as favorable to the Company as the terms and conditions that would apply in a similar transaction with a Person who is not an Affiliate, (b) the Tax Sharing Agreement, (c) the Management Agreement,
(d) an agreement with The Handy Craftsman, Inc. pursuant to which the Company leases space and prepays payroll in an amount not exceeding $25,000 in the aggregate, (e) the Working Capital Note Agreement and the Working Capital Note,
(f) the Securitization Documentation, (g) the Globe Demand Notes and (h) the loan to Diamond Homes Services, Inc. to fund a capital contribution to the Finance Company.

          9.21 OTHER AGREEMENTS. Not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith or which would violate or breach any provision hereof or of any such instrument or document.

          9.22 COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (Federal, state, local or foreign and including, without limitation, Environmental Laws), a breach of which could reasonably be expected to have a Material Adverse Effect, except where the Company is contesting an alleged breach in good faith and by proper proceedings and for which the Company is maintaining adequate reserves in accordance with GAAP.

          9.23 ENVIRONMENTAL COMPLIANCE.

          (a) The Company shall not become subject to any Damages and Costs arising out of or related to (i) the Release or threatened Release at any location of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) any violation of any Environmental, Health and Safety Requirements of Law.

          (b) The Company shall use its best efforts to conduct its business so as to comply in all respects with all Requirements of Law and all restrictive covenants, and shall obtain as needed all Permits necessary for its operation and maintain such in good standing. In the event Contaminants are located in, on, under or about the Property of the Company, the Company shall promptly undertake Remedial Action with respect to such Contaminants satisfactory to the Bank in compliance with Environmental, Health and Safety Requirements of Law; PROVIDED, HOWEVER, that nothing contained in this SECTION 9.23 shall prevent the Company from contesting, diligently and in good faith by appropriate legal proceedings, any such law, regulation, interpretation thereof or application thereof; PROVIDED, FURTHER, that the Company shall comply with the order of any Governmental Authority relating to such laws unless the Company shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If the Company shall (i) receive notice that any violation of any Environmental, Health or Safety Requirements of Law may have been committed or is about to be committed by the Company,
(ii) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Company alleging violations of any Environmental, Health or Safety Requirements of Law or requiring the Company to take any action in connection with the release of Contaminants into the environment or (iii) receive any notice from any Governmental Authority or private party alleging that the Company may be liable or responsible for Damages and Costs associated with a response to or cleanup of a Release of a Contaminant, or (iv) be required to notify or report to any Governmental Authority any release of a Contaminant, the Company shall provide the Bank with a copy of such notice or report within 15 days of the Company's receipt thereof. Within 15 days of the Company having learned of the enactment, promulgation or application of any Environmental, Health or Safety Requirements of Law, including, without limitation, any changes in or refusal to reissue existing permits, the Company shall provide the Bank with notice thereof.

          (c) At the request of the Bank, the Company shall, at the Company's sole cost and expense, provide a written report of an environmental audit of Property designated by the Bank (which shall not include any Property leased by the Company) conducted by an environmental engineer reasonably acceptable to the Bank and in content reasonably satisfactory to the Bank, which report must comply with generally accepted standards, including, without limitation, applicable ASTM standards, and which investigation must be consistent with good commercial or customary practice and, without limitation, verify to the Bank's reasonable satisfaction the compliance of the Company's Property and operations with applicable Environmental, Health or Safety Requirements of Law and the absence of Contaminants in containers (including underground storage tanks), structures, soil, surface water, and groundwater on or under the Property. Any instance of noncompliance identified in such written report shall be subject to the requirements of SECTION 9.23. In the event that such written report identifies any Contaminants, the Company shall, promptly undertake Remedial Action satisfactory to the Bank in compliance with Environmental, Health and Safety Requirements of Law.

          9.24 SUBSIDIARIES.  Not create or allow to exist any Subsidiaries.

          9.25 STOCKHOLDER AGREEMENT. Not amend, modify or supplement the Stockholder Agreement without the prior written consent of the Bank (which will not be unreasonably withheld or delayed), provided, however, that amendments, modifications or supplements thereto that merely add additional stockholders to the Stockholder Agreement do not require the Bank's consent.

          9.26 MANAGEMENT NOTES AND EMPLOYMENT AGREEMENTS.

          (a)  Not (i) amend, modify or supplement any Management Note,
(ii) consent to the transfer, assignment or other disposition of any Management Note or (iii) voluntarily prepay any Management Note, without the prior written consent of the Bank (which will not be unreasonably withheld or delayed); or

          (b) Not amend, modify or supplement the Employment Agreements without the prior written consent of the Bank (which will not be unreasonably withheld or delayed); or

          (c) Not make any payment in contravention of the Subordination Agreement.

          9.27 FISCAL YEAR. Not amend, change or modify the Company's fiscal year.

          9.28 SECURITIZATION DOCUMENTATION. After their execution and delivery, not amend, change or modify any of the Securitization Documentation without the prior written consent of the Bank (which will not be unreasonably withheld or delayed).

          9.29 SEARS LICENSING AGREEMENT. Enter into a license agreement (the "LICENSE AGREEMENT") with Sears, Roebuck and Co., in form and substance satisfactory to the Bank, no later than March 1, 1996.

          9.30 OTHER DOCUMENTS. Not amend, change or modify either the Working Capital Note Agreement, the Working Capital Note, the Tax Sharing Agreement or the Management Agreement without the prior written consent of the Bank.

          9.31 GLOBE DEMAND NOTES. Not advance funds under a Globe Demand Note unless there is a minimum availability under the Revolving Loan Commitment of $1,500,000. If any principal amount is outstanding under the Globe Demand Notes and the availability under the Revolving Loan Commitment falls below $1,500,000, then the Company will immediately demand (and receive) payment under the Globe Demand Notes in an amount equal to the difference between $1,500,000 and the availability under the Revolving Loan Commitment. The Company will not amend, change or modify any Globe Demand Note without the prior written consent of the Bank (which will not be unreasonably withheld or delayed).

          SECTION 10.    COVENANTS; COLLATERAL.

          Until the expiration or termination of the Credit Commitment and thereafter until all Liabilities are paid in full, the Company agrees that, unless at any time the Bank shall otherwise expressly consent in writing, it will:

          10.1 DELIVERY OF DOCUMENTS AND INSTRUMENTS. Deliver to the Bank, forthwith upon the Company's receipt, all Instruments (excluding notes issued by employees of the Company to purchase capital stock of the Company), Documents and certificates of title with respect to any Collateral, and will hold such Instruments, Documents and certificates, pending such delivery, in trust for the Bank, separate and distinct from any of the Company's other property; and deliver to the Bank from time to time, forthwith upon the Bank's request, such stock powers and similar documents, satisfactory in form and substance to the Bank, with respect to the Collateral as the Bank may request.

          10.2 LOCATION OF COLLATERAL.

          (a) INVENTORY AND GOODS. Keep all its Inventory, to the extent there is any, and other Goods, unless the Bank shall otherwise consent in writing, at the premises listed on SCHEDULE 8.20 hereto; PROVIDED, HOWEVER, that upon the Bank's request the Company's Inventory and other Goods shall be kept separate from the Inventory and other Goods of those Persons (other than the Company) using such premises and shall be clearly and conspicuously designated as being the sole property of the Company (for example, by posting signs or by affixing the Company's name on its Inventory and other Goods).

          (b) RECORDS OF NONTANGIBLE COLLATERAL. Keep at the address so indicated on SCHEDULE 8.20 hereto records concerning all Nontangible Collateral, which records will be of such character as will enable the Bank or its designees to determine at any time the status thereof, and the Company will not, unless the Bank shall otherwise consent in writing, duplicate any such records at any other address.

          (c) COLLATERAL LOCATED AT HEADQUARTERS OF THE COMPANY. To the extent that any of the Collateral is or becomes located at the headquarters of the Company in Woodstock, Illinois and such premises becomes subject to lien or a mortgage in favor of any Person other than the Company (other than Permitted Liens), provide the Bank, within 45 days of the Closing Date, with a Waiver Agreement substantially in the form of EXHIBIT F hereto executed by the owner and/or mortgagee of such premises, unless waived in writing by the Bank. If the Company subleases its headquarters (or any portion thereof), it will provide the Bank, within 10 days of subletting, with a replacement
Waiver Agreement substantially in the form of EXHIBIT F hereto executed by the owner and/or mortgagee of such premises, unless waived in writing by the Bank.

          10.3 MAINTENANCE OF COLLATERAL. At all times keep all of its Inventory, Equipment and other Goods (as applicable) in good repair and condition and in good working or running order, excluding ordinary wear and tear.

          10.4 NOTATION OF SECURITY INTEREST.  Upon the Bank's request,
(a) stamp on its records concerning the Collateral (and/or enter in its computer records concerning the Collateral) and add on all Chattel Paper constituting a portion of the Collateral a notation, in form and substance satisfactory to the Bank, of the Bank's security interest hereunder and (b) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the Bank's security interest in the Equipment covered thereby.

          10.5 TRANSFERS TO THIRD PARTIES. Except for the sale or lease of Inventory in the ordinary course of its business, not sell, transfer, lease, assign, license, sublicense, abandon or otherwise dispose of, or create or permit to exist any Lien on, any Collateral, including the Property, to or in favor of anyone other than the Bank and other than Permitted Liens; PROVIDED that, so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the Company may, in the ordinary course of its business, dispose of Equipment having a fair market value at the time of disposition not in excess of $50,000 in the aggregate for all such dispositions in any of the Company's fiscal years.

          10.6 DEFEND TITLE TO COLLATERAL. Defend and warrant the Company's title to, and the quiet and peaceful possession of, the Collateral against all Persons and against all claims and demands whatsoever to the extent commercially reasonable to do so.

          10.7 FURTHER ASSURANCES. Execute such Uniform Commercial Code financing statements and other documents and pay all costs for filing or recording the same or this Agreement in all public offices deemed reasonably necessary or appropriate by the Bank, and do such further acts and things, and execute and deliver to the Bank such additional conveyances, assignments, agreements and instruments as the Bank may reasonably request in order to
(i) establish and maintain a valid, perfected security interest in the Collateral in favor of the Bank to secure performance and payment of the Liabilities, (ii) carry out the purposes of this Agreement or any Related Document, or (iii) better assure and confirm unto the Bank its rights, powers and remedies hereunder or under any Related Document.

          10.8 PAYMENT OF ACCOUNTS. Not, as a policy matter, permit payments to be made on Accounts or with respect to Inventory, except payments delivered by or for the Company to the Bank or to the Lock Box Accounts.


          SECTION 11.    CONDITIONS OF LENDING.

          The Bank's obligation to make any Loan is subject to the following conditions precedent:

          11.1 INITIAL REVOLVING LOANS; INITIAL INVESTMENT LOANS. The Bank's obligation to make any initial Revolving Loan or any initial Investment Loan is, in addition to the conditions precedent specified in SECTION 11.3, subject to the satisfaction of each of the following conditions precedent:

          (a) FEES AND EXPENSES. The Company shall have paid all fees owed to the Bank and/or Affiliates of the Bank and reimbursed the Bank for all expenses due and payable hereunder on or before the date of such Loans including, without limitation, the Bank's reasonable counsel fees provided for in SECTION 13.5 to the extent such counsel shall have requested payment of such fees. Additionally, the Company shall have paid to the Bank all other fees owed to the Bank to the extent such fees are due and payable.

          (b) DOCUMENTS. The Bank shall have received all of the following, each duly executed and delivered and dated the Closing Date or such earlier date as shall be reasonably satisfactory to the Bank, in form and substance satisfactory to the Bank:

               (1) RELATED DOCUMENTS. This Agreement, the Revolving Note, the Investment Loan Note, the Trademark Security Agreement and such other Related Documents as the Bank may require. This Agreement and/or financing statements shall have been filed in all jurisdictions that the Bank deems necessary or advisable.

               (2) RESOLUTIONS. Certified copies of resolutions of the Company's Board of Directors and, where required, shareholders, authorizing or ratifying the execution, delivery and performance of this Agreement, the Related Documents, the Working Capital Note Agreement and any other documents provided for herein or therein to be executed by the Company.

               (3) CONSENTS. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals, if any, with respect to this Agreement, the Related Documents, the Working Capital

          Note Agreement and any other documents provided for herein or therein to be executed by the Company.

               (4) INCUMBENCY AND SIGNATURES. A certificate of the Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign this Agreement, the Working Capital Note Agreement and the Related Documents together with a sample of the true signature of each such officer. The Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein.

               (5) FINANCIAL CONDITION CERTIFICATE. A Financial Condition Certificate substantially in the form of EXHIBIT G.

               (6) OPINIONS OF COUNSEL. An opinion of each of the Company's and the Finance Company's legal counsel, covering the matters set forth on EXHIBIT H.

               (7) CONSTITUTIVE DOCUMENTS. Copies of the certificate of incorporation and by-laws of the Company and Finance Company certified by the Secretary of the Company or the Finance Company, as applicable.

               (8) FORMS UCC-1 AND UCC-2; TERMINATION STATEMENTS. If requested by the Bank, forms UCC-1 and UCC-2 from the Company covering the Collateral, together with such termination statements and other documents as the Bank deems necessary or appropriate, shall have been delivered for filing in all jurisdictions that the Bank deems necessary or advisable.

               (9) INSURANCE CERTIFICATES. Certificates from the Company's insurance carriers evidencing that all required insurance coverage is in effect, each designating the Bank as loss payee or additional insured thereunder.

               (10) FINANCE COMPANY DOCUMENTS. The Working Capital Note Agreement and the Working Capital Note.

               (11) OTHER. Such other documents as the Bank may reasonably request.

          11.2 INITIAL FINANCE COMPANY LOANS. The Bank's obligation to make any initial Finance Company Loan is, in addition to the conditions precedent specified in SECTIONS 11.1 and 11.3, subject to the Bank receiving all of the following, each duly executed and delivered and dated such date as is reasonably satisfactory to the Bank, in form and substance satisfactory to the Bank:

          (a) SECURITIZATION DOCUMENTATION. The Special Purpose Note Agreement, the Special Purpose Note and the other Securitization Documentation as the Bank may require.

          (b) RESOLUTIONS. Certified copies of resolutions of the Board of Directors and where required, shareholders, of the Company the Finance Company, authorizing or ratifying the execution, delivery and performance of the Securitization Documentation and any other documents provided for therein.

          (c) CONSENTS. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals, if any, with respect to the Securitization Documentation, and any other documents provided therein.

          (d) OPINION OF COUNSEL. Opinion of the Company's and the Finance Company's legal counsel, covering such matters as the Bank and its counsel may reasonably require.

          (e)  OTHER.  Such other documents as the Bank may reasonably require.

          11.3 ALL LOANS. The Bank's obligation to make any initial Loans, and each subsequent Loan is subject to the following conditions precedent that:

          (a) NO DEFAULT, ETC. (i) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Loan, (ii) the Company's warranties contained in SECTION 6 (except as may be updated in accordance with SECTION 9.1(H)) shall be true and correct as of the date of such requested Loan with the same effect as though made on the date thereof, (iii) the aggregate principal amount of the Loans (after giving effect to such Loan) shall not exceed the limit applicable to such Loan and (iv) there shall have been no circumstances or notice of circumstances which, in the aggregate, have or could reasonably be expected to have a Material Adverse Effect since the date of the previous Loan made hereunder or notice of any prospective Material Adverse Effect with respect to any insurance maintained by the Company.

          (b) LITIGATION. (i) The Company shall have disclosed in writing to the Bank all existing or threatened claims, litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings that in the aggregate claim monetary damages in

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     excess of $100,000 in any single proceeding or (b) $500,000 in the aggregate for all such proceedings (ii) the Company shall have disclosed any and all material developments that have occurred with respect to any previously disclosed claims, litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings and (iii) the Bank shall not have reasonably determined that any existing or threatened claims, litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings (or any material development in connection therewith) could reasonably be expected to have a Material Adverse Effect.

          (c) NO INVESTMENTS. The Bank shall have received evidence satisfactory in form and substance to the Bank that the Company has liquidated its position or disposed of any investments permitted solely by
     SECTION 9.14(H) hereof.

          (d) ACCESS TO COMMERCIAL PAPER MARKET. If the subsequent Loan is a Finance Company Loan, no circumstances shall exist which would prevent the issuance of asset-backed commercial paper under the Securitization Documentation, and no previously issued asset-backed commercial paper under the Securitization Documentation is in default.

          (e) OTHER. The Bank shall have received such other documents as the Bank may reasonably request in support of such requested Loan.


          SECTION 12.    EVENTS OF DEFAULT AND THEIR EFFECT

          12.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

          (a) NONPAYMENT OF LOANS AND REIMBURSEMENT OBLIGATIONS. Default in the payment when due of the principal of or interest on any Loan or the payment when due of any fees or any other amounts payable by the Company hereunder.

          (b) NONPAYMENT OF OTHER INDEBTEDNESS. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness in excess of $150,000, or guaranteed by, the Company or default in the performance or observance of any obligation or condition with respect to any such other Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or cause any of such Indebtedness to be prepaid, purchased or redeemed or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become

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

     due and payable prior to its expressed maturity or to cause such Indebtedness to be prepaid, purchased or redeemed.

          (c) OTHER MATERIAL OBLIGATIONS. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company with respect to any material purchase or lease of goods or services if such default could reasonably be expected to have a Material Adverse Effect (except only to the extent that the Company is contesting the existence of any such default in good faith and by appropriate proceedings).

          (d) BANKRUPTCY OR INSOLVENCY. The Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Company applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Company or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company and if such case or proceeding is not commenced by the Company it is consented to or acquiesced in by the Company or remains for 60 days undismissed; or the Company takes any corporate action to authorize, or in furtherance of, any of the foregoing.

          (e) SPECIFIED NONCOMPLIANCE WITH THIS AGREEMENT. Failure by the Company to comply with or to perform under SECTIONS 9.6 through and including 9.21 and SECTION 9.26 hereunder.

          (f) OTHER NONCOMPLIANCE WITH THIS AGREEMENT. Failure by the Company to comply with or to perform any provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this
     SECTION 12) and continuance of such failure for 20 days after notice thereof to the Company from the Bank or the holder of any Note.

          (g) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Company herein or in any Related Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Company to the Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

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

          (h) EMPLOYEE BENEFIT PLANS. (i) Institution by the PBGC, the Company or any other Person of steps to terminate a Plan or to reorganize, withdraw from or terminate a Multiemployer Plan if as a result of such reorganization, withdrawal or termination, the Company could be required to make a contribution to such Plan, Multiemployer Plan, or could incur a liability or obligation to such Plan, Multiemployer Plan, the PBGC or any other Person, in excess of $250,000, or (ii) a contribution failure occurs with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

          (i) LIENS; RELATED DOCUMENTS. The Company shall fail to comply with or to perform any provision of any of the Related Documents; or any of the Related Documents or any Lien granted by the Company to the Bank in this Agreement shall fail to remain in full force and effect without the Bank's consent or due to a reason other than negligence on the part of the Bank; or any action shall be taken to discontinue any of the Related Documents or any Lien granted by the Company to the Bank in this Agreement or to assert the invalidity of any thereof.

          (j) SEARS LICENSING AGREEMENT. There shall have been a cancellation or non-renewal of the License Agreement.

          (k) JUDGMENTS. There shall be entered against the Company one or more judgments or decrees in excess of $100,000 for any one judgement or decrees or $500,000 in the aggregate for all such judgments or decrees at any one time outstanding for the Company, excluding those judgments or decrees (i) that shall have been stayed, vacated or bonded, (ii) that shall have been outstanding less than 30 days from the entry thereof, (iii) for and to the extent to which the Company as applicable, is insured and with respect to which the insurer specifically has assumed responsibility in writing or (iv) for and to the extent to which the Company is otherwise indemnified if the terms of such indemnification are satisfactory to the Bank.

          (l) CHANGE IN CONTROL. The present management group of the Company and Globe cease to own, directly or indirectly, in the aggregate at least fifty-five percent (55%) of the voting common stock of the Company or the members of the Board of Directors of the Company designated by either the present management group of the Company or Globe cease to constitute a majority of the Board of Directors of the Company; PROVIDED, HOWEVER, that any of the foregoing events shall not constitute an Event of Default unless, in the Bank's reasonable discretion, such event results in a Material Adverse Effect.

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

          (m) LOCK BOX ACCOUNTS. Sears Roebuck and Co. shall have ceased making payments due the Company to the Cash Collateral Account via ACH Credit or via Electric Funds Transfer.

          (n) FINANCE COMPANY. Diamond Home Services, Inc. shall fail to directly control 100% of the Finance Company.

          (o) SECURITIZATION DOCUMENTATION. There shall have been a default or an event of default, as defined in and under any of the Securitization Documentation, whether or not such default or event of default has been waived.

          (p) FINANCE COMPANY DOCUMENTS. There shall have been a default or an event of default, as defined in and under the Working Capital Note Agreement, whether or not such default or event of default has been waived.

          (q) BANKRUPTCY OR INSOLVENCY OF THE FINANCE COMPANY. The Finance Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Finance Company applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Finance Company or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Finance Company or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Finance Company and if such case or proceeding is not commenced by the Finance Company it is consented to or acquiesced in by the Finance Company or remains for 60 days undismissed; or the Finance Company takes any corporate action to authorize, or in furtherance of, any of the foregoing.

          12.2   EFFECT OF EVENT OF DEFAULT.

          12.2.1 ACCELERATION.

          (a) If any Event of Default described in SECTION 12.1(D) shall occur, the Credit Commitment (if it has not theretofore terminated) shall immediately terminate and all Loans, Notes and all other Liabilities shall become immediately due and payable, all without presentment, demand or notice of any kind.

          (b) If any other Event of Default shall occur, the Bank may declare the Credit Commitment (if it has not

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

     theretofore terminated) to be terminated and all Loans, Notes and all other Liabilities to be due and payable, whereupon the Credit Commitment shall immediately terminate and all Loans, Notes and all other Liabilities shall become immediately due and payable, all without presentment, demand or notice of any kind.

          12.2.2 NONTANGIBLE COLLATERAL. Upon the occurrence and during the continuance of an Event of Default or an Unmatured Event of Default, except for Unmatured Events of Default relating to defaults arising under SECTIONS 12.1(F) and 12.1(K), the Bank shall have the right, in its sole and absolute discretion, without notice thereof to the Company: (i) to notify any or all obligors, including without limitation Account Debtors, that the Nontangible Collateral has been assigned to the Bank and that the Bank has a security interest therein;
(ii) to direct such obligors, including without limitation Account Debtors, to make all payments due or to become due from them to the Company upon the Nontangible Collateral directly to the Bank; and (iii) to enforce payment of and collect, by legal proceedings or otherwise, the Nontangible Collateral in the name of the Bank and the Company. Furthermore, the Company agrees, promptly upon the Bank's request after the occurrence of any Event of Default or Unmatured Event of Default, except for Unmatured Events of Default relating to defaults arising under SECTIONS 12.1(F) and 12.1(K), and during the continuation thereof, to notify at its own expense all obligors to make payment to the Bank of any amounts due or to become due to the Company with respect to the Nontangible Collateral. The Bank shall have the right, after the occurrence of any Event of Default or Unmatured Event of Default, except for Unmatured Events of Default relating to defaults arising under SECTIONS 12.1(F) and 12.1(K), and during the continuation thereof, without notice, to take control, in any manner, of any item of payment or proceeds referred to in SECTION 12.2.6(A).

          12.2.3 NOTICE. The Company hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the Bank's exercise of any of its rights and remedies upon an Event of Default. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten
(10) days before disposition, postage prepaid, and addressed to the Company either at its address shown below or at any other address of the Company appearing on the Bank's records.

          12.2.4 APPLICATION OF PROCEEDS. Any proceeds of any disposition by the Bank of any of the Collateral may be applied by the Bank to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees, legal expenses, and expenses of any repairs to any realty or other property to

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

which any Collateral may be affixed or be a part, and any balance of such proceeds may be applied by the Bank toward the payment of such of the Liabilities, and in such order of application, as the Bank, in its sole discretion, may from time to time elect. Any excess proceeds remaining after payment in full of the Liabilities shall be returned to the Company.

          12.2.5 POSSESSION; COLLECTION; SALE.

          (a) Without limiting any other provision of this Agreement, upon the occurrence and during the continuation of an Event of Default, the Bank
(i) may enter upon any premises where the Collateral or any part thereof may be, and may take possession of all or any part of the Collateral; (ii) may, without being responsible for loss or damage, except for damage caused by the Bank's gross negligence or willful misconduct, hold, store, keep idle, use, lease, operate or otherwise use or permit the use of the same or any part thereof for such time and upon such terms as the Bank may deem to be commercially reasonable; (iii) may sell or dispose of all or any part of the Collateral other than the Property free from any and all claims of the Company or of any other Person claiming by, through, or under the Company, at law or in equity, at one or more public or private sales in such place or places, at such time or times, and upon such terms as the Bank may fix, with or without advertisement of any such sale or other disposition; and (iv) may demand, collect and retain, for application against the Liabilities all hire, earnings, and all other sums due and to become due in respect of the Collateral from any Person whomsoever. The Bank shall be responsible to account only for those net earnings (if any) which arise from such use or sale after the Bank charges against all receipts from such use or sale, by court proceedings or pursuant to CLAUSE (III) of this
SECTION 12.2.5(A) or otherwise, all costs and expenses of, and damages or losses by reason of, such use or sale.

          (b) The Company agrees that in any sale of any of the Collateral other than the Property the Bank is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Bank is necessary to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders or purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Collateral), or to obtain any required approval of the sale or of the purchaser by any governmental or regulatory authority or official, and the Company further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Bank be liable or accountable to the Company for

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

any discount allowed by reason of the fact that such Collateral was sold in compliance with any such limitation or restriction.

          12.2.6 ENDORSEMENT BY BANK; SETOFF. In addition to the Bank's rights with respect to the Lock Box Accounts, the Company agrees that, if at any time any Event of Default or Unmatured Event of Default except Unmatured Events of Default relating to defaults arising under SECTIONS 12.1(F) and 12.1(K), shall have occurred and be continuing:

          (a) The Bank or the holder of any Note, in its sole discretion, may take control of and is authorized to endorse the Company's name to any item of payment for or proceeds of Collateral, and apply to the payment of the Liabilities any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Bank or such holder; and

          (b) Without limitation of SECTION 12.2.6(A), The Bank is hereby authorized, without notice to the Company, (i) in the case of an Event of Default, to set off against and to appropriate and apply to the payment of the Liabilities (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts which the Bank is obligated to pay over to the Company (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (ii) pending any such action, to the extent necessary, to hold such amounts as Collateral to secure such Liabilities and to dishonor any and all checks and other items drawn against any deposits so held as the Bank in its sole discretion may elect.


          SECTION 13.  GENERAL.

          13.1   WAIVER; AMENDMENTS, MARSHALLING.

          (a) No delay on the part of the Bank or the holder of any Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by either of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

          (b) No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Related Document shall in any event be effective unless the same shall be in writing and signed and delivered by the Bank, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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

          (c) The Bank, from time to time, whether before or after any of the Liabilities shall become due and payable, without notice to the Company, may take any or all of the following actions: (i) retain or obtain a Lien on any property, in addition to the Collateral, to secure payment and performance of any of the Liabilities, (ii) retain or obtain the primary or secondary liability of any Person, in addition to the Company, with respect to any of the Liabilities, (iii) extend or renew for any period (whether or not longer than the original period) any of the Liabilities or release or compromise any obligation of any nature of any Person with respect hereto or thereto,
(iv) release its Lien on, or surrender, release or permit any substitution or exchange for all or any part of any property, securing payment and performance of any of the Liabilities, or compromise or extend or renew for any period (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any Person with respect to any such property, and (v) resort to the Collateral for payment of any of the Liabilities regardless of whether it (A) shall have resorted to any other property securing payment and performance of the Liabilities or (B) shall have proceeded against any Person primarily or secondarily liable on any of the Liabilities (all of the actions referred to in preceding clauses (A) and (B) being hereby expressly waived by the Company).

          (d) No release of the security interest in the Collateral or any part thereof granted to the Bank in SECTION 7 of this Agreement shall in any way alter, vary or diminish the force, effect or security interest created by this Agreement against the balance of the Collateral.

          13.2 NOTICES. Except as otherwise provided in SECTION 2.2, all notices hereunder shall be in writing. Notices given by mail shall be deemed to have been given three (3) Business Days after the date sent if sent by registered or certified mail, postage prepaid, and:

          (a) IF TO THE COMPANY, addressed to the Company at its address shown below its signature hereto, with a copy to Ann Crowley Patterson, Esq. at 500 North Western Avenue, Suite 212, Lake Forest, Illinois 60045; or

          (b) IF TO THE BANK, addressed to the Bank at the address shown below its signature hereto;

or in the case of each party, such other address as such party, by written notice received by the other party to this Agreement, may have designated as its address for notices. Notices given by facsimile shall be deemed to have been given when sent. Notices given by personal delivery shall be deemed to have been given when delivered. The Bank shall be entitled to rely upon all telephonic notices given pursuant to SECTION 2.2 and the Company

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

shall hold the Bank harmless from any loss, cost or expense ensuing from any such reliance.

          13.3 COMPUTATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes of this Agreement such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP. In the event that any change in GAAP at any time or from time to time after the Closing Date shall, in the opinion of the Bank in its sole discretion, affect the manner of preparation of the financial statements or other financial information to be delivered by the Company pursuant to SECTION 9.1 or calculations made in connection with the definitions, financial covenants or other provisions of this Agreement, the Company and the Bank shall promptly amend the reporting requirements, financial covenants, definitions and other provisions required by such change in GAAP. Any such amendments agreed to by the Company and the Bank pursuant to this SECTION 13.3 shall constitute amendments to this Agreement.

          13.4 REGULATION U. The Bank represents that it, in good faith, is not relying either directly or indirectly upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

          13.5   COSTS, EXPENSES AND TAXES.

          (a) The Company agrees to pay on demand all of the Bank's reasonable out-of-pocket costs and expenses (including the reasonable fees and out-of-pocket expenses of the Bank's counsel and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the Related Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including, without limitation, all amendments, supplements and waivers executed and delivered pursuant hereto or in connection herewith). The Company further agrees that the Bank, in its sole discretion, may deduct all such unpaid amounts from any amount received by the Bank for payment on the Liabilities or from the aggregate proceeds of the Loans.

          (b) The Company agrees to pay on demand all of the reasonable costs and expenses which the Bank incurs in any manner or way with respect to the following if at any time after the date of this Agreement the Bank: (i) employs counsel for advice or other representation (A) with respect to the amendment or enforcement of this Agreement or the Related Documents, or with respect to the Company or any Collateral securing the Liabilities hereunder, or (B) to represent the Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend or

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

intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by the Bank, the Company, any guarantor or any other Person) in any way or respect relating to this Agreement, the Related Documents, the Company's affairs or any Collateral, including but not limited to any suit to foreclose a Lien on any Collateral, and any probate or bankruptcy proceeding; (ii) takes any action to protect, collect, sell, liquidate or otherwise dispose of any Collateral; and/or (iii) seeks to enforce or enforces any of the Bank's rights and remedies with respect to the Company, any Collateral or any guarantor. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include: reasonable fees, costs and expenses of attorneys, accountants and consultants; court costs and expenses; court reporter fees, costs and expenses; long distance telephone charges; telegram and telecopier charges; and expenses for travel, lodging and food.

          (c) The Company further agrees to pay, and to save the Bank harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Related Documents, the borrowings hereunder, the issuance of the Notes or of any other instruments or documents provided for herein or recorded or to be recorded or delivered or to be delivered hereunder or in connection herewith.

          (d) The Company further agrees to pay to the Bank any and all reasonable fees, costs and expenses which the Bank incurs in connection with the opening and maintaining of the Lock Box Accounts or other similar payment collection mechanisms established for the Company and depositing for collection any check or item of payment received by and/or delivered to any Collecting Agent or the Bank on account of the Liabilities. The Company shall reimburse the Bank for any amounts paid to any Collecting Agent arising out of any required indemnification by the Bank of such Collecting Agent in the operation of a Lock Box Account.

          (e) All of the Company's obligations provided for in SECTION 13.13 and this SECTION 13.5 shall be Liabilities, and shall survive repayment of the Loans, cancellation of the Notes, or any termination of this Agreement or any Related Document.

          (f) In connection with the Bank's right to inspect the Company's books and records pursuant to SECTION 9.3 of this Agreement, the Company further agrees to pay to the Bank any and all reasonable fees, costs and expenses which the Bank incurs in examining the Company's books and records in an amount equal to $300 per day for each person employed to perform such examination.

          13.6 INDEMNIFICATION. In consideration of the Bank's execution and delivery of this Agreement and the Bank's agreement

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

to extend the Credit Commitment, the Company hereby agrees to indemnify, exonerate and hold the Bank and each of its officers, directors, employees and agents (herein collectively called the "BANK PARTIES" and individually called a "BANK PARTY") free and harmless from and against any and all actions, causes of action, suits, losses, costs (including, without limitation, all documentary or other stamp taxes or duties), liabilities and damages, and expenses in connection therewith (irrespective of whether such Bank Party is a party to the action for which indemnification hereunder is sought) (the "INDEMNIFIED LIABILITIES"), including, without limitation, reasonable attorneys' fees and disbursements, incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to:

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (b) the execution, delivery, performance, administration or enforcement of this Agreement and the Related Documents in accordance with their respective terms by any of the Bank Parties;

          (c) the presence on or under the Property of any Hazardous Material or underground storage tank, or any releases or discharges of any Hazardous Material, on, under or from the Property (including residual contamination thereon or thereunder), or affecting natural resources; or the performance of any activity undertaken on or off the Property or relating to the generation, use, handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material at any time located on or under the Property, irrespective whether (i) the Company or any of its employees, agents, contractors or subcontractors, (ii) any predecessor in title, or any employees, agents, contractors or subcontractors of the predecessor in title, or (iii) any third Persons occupying or present on the Property who engaged in such activity prior to, during or subsequent to the term of this Agreement or whether such activities were or will be taken in accordance with applicable laws, regulations, codes and ordinances; or

          (d) any misrepresentation or breach of any warranty or covenant herein;

except for any such Indemnified Liabilities arising solely on account of such Bank Party's gross negligence or willful misconduct. If and to the extent that the foregoing agreements described in this SECTION 13.6 may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable

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

law. All of the Company's obligations under this SECTION 13.6 shall survive repayment of the Loans, cancellation of the Notes, or any termination of this Agreement or any Related Document.

          13.7 CAPTIONS AND REFERENCES. The recitals to this Agreement (except for definitions) and the section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

          13.8 REFERENCES TO SUBSIDIARIES. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

          13.9 COUNTERPARTS. This Agreement and any amendment or supplement hereto or any waiver granted in connection herewith may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

          13.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company, the Bank and their respective successors and assigns, and shall inure to the benefit of the Company, the Bank and the Bank's successors and assigns. The Company shall have no right to assign its rights or delegate its duties under this Agreement.

          13.11 PRIOR AGREEMENTS. The terms and conditions set forth in this Agreement shall supersede all prior agreements, discussions, correspondence, memoranda and understandings (whether written or oral) of the Company and the Bank concerning or relating to the subject matter of this Agreement.

          13.12  ASSIGNMENTS; PARTICIPATIONS.

          (a) The Bank shall have the right to assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Credit Commitment, the Loans, and the Notes) and the Related Documents. Upon any such assignment, (i) the assignee shall become a party hereto and, to the extent of such assignment, have all rights and obligations of the Bank hereunder and under the Related Documents and (ii) the Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations hereunder and under the Related Documents. The Company hereby agrees to execute and deliver such documents, and to take such other actions, as the Bank may reasonably request to accomplish the foregoing.

          (b)    In addition to the assignments permitted in CLAUSE (A) of this
SECTION 13.12, the Bank and any assignee pursuant to CLAUSE (A) above shall have the right to grant participations to one or more banks or other financial institutions in or to any Loan hereunder (and the Related Documents) and the Notes held by the Bank or such assignee without notice to or consent from the Company. No holder of a participation in all or any part of the Loans (and the Related Documents) or the Notes shall have any rights under this Agreement; PROVIDED, HOWEVER, that, to the extent permitted by applicable law, each holder of a participation shall have the same rights as the Bank under SECTION 12.2.6.

          (c) The Company hereby consents to the disclosure of any information obtained in connection herewith (i) by the Bank, to any bank or other financial institution which is an assignee or potential assignee pursuant to CLAUSE (A) above, and (ii) by the bank and any assignee pursuant to CLAUSE (A) above, to any bank or other financial institution which is a participant or potential participant pursuant to CLAUSE (B) above, it being understood that the Bank and each assignee shall advise any such bank or other financial institution of its obligation to keep confidential any nonpublic information disclosed to it pursuant to this SECTION 13.12. The Bank shall advise the Company of each bank or other financial institution which becomes an assignee pursuant to CLAUSE (A) above, and the Bank and each assignee, as applicable, shall advise the Company of each bank or other financial institution which becomes a participant pursuant to CLAUSE (B) above.

          13.13 BANK MAY PERFORM. The Bank may from time to time, at its option, perform any of the Company's agreements hereunder which the Company shall fail to perform and take any other action which the Bank deems reasonably necessary for the maintenance or preservation of any of the Collateral or its interest therein, without waiving or releasing any of the Company's obligations or any Event of Default. The Company agrees to reimburse the Bank forthwith for all of the Bank's expenses in connection with the foregoing together with interest thereon at a rate per annum equal to the Base Rate from time to time in effect plus 4.0% from the date incurred until reimbursed by the Company.

          13.14 NO LIMITATION ON OBLIGATIONS AND RIGHTS. All of the Company's obligations and all of the Bank's rights, powers and remedies expressed herein are in addition to all other obligations, rights, powers and remedies required of or possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or security therefor.

          13.15 EQUITABLE RELIEF. THE COMPANY RECOGNIZES THAT, IN THE EVENT THE COMPANY FAILS TO PERFORM, OBSERVE OR DISCHARGE ANY OF ITS OBLIGATIONS OR LIABILITIES UNDER THIS AGREEMENT, ANY REMEDY AT LAW MAY PROVE TO BE INADEQUATE RELIEF TO THE BANK;

THEREFORE, THE COMPANY AGREES THAT THE BANK, IF THE BANK SO REQUESTS, SHALL BE ENTITLED TO TEMPORARY AND PERMANENT INJUNCTIVE RELIEF IN ANY SUCH CASE WITHOUT THE NECESSITY OF PROVING ACTUAL DAMAGES.

          13.16 CONTINUING AGREEMENT. This Agreement shall in all respects be a continuing Agreement and shall remain in full force and effect until the Credit Commitment shall have finally expired or terminated, and the Company shall have made final payment in full of all Liabilities.

          13.17 FILING OF FINANCING STATEMENT. At the Bank's option, this Agreement, or a carbon, photographic or other reproduction of this Agreement or of any Uniform Commercial Code financing statement covering the Collateral or any portion thereof shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.
          13.18 POWER OF ATTORNEY. The Company, irrevocably, hereby designates, makes, constitutes and appoints the Bank (and all other parties designated by the Bank) as the Company's true and lawful agent (and attorney-in-fact), with power, without notice to the Company and at any time after the occurrence of an Event of Default or Unmatured Event of Default, except for Unmatured Events of Default relating to defaults arising under SECTIONS 12.1(F) and 12.1(K), and during the continuation thereof, and in the Company's or the Bank's name: (i) to demand payment of the Nontangible Collateral; (ii) to enforce payment of the Nontangible Collateral by legal proceedings or otherwise; (iii) to exercise all of the Company's rights and remedies with respect to the collection of the Nontangible Collateral; (iv) to settle, adjust, compromise, extend or renew the Nontangible Collateral; (v) to settle, adjust or compromise any legal proceedings brought to collect the Nontangible Collateral; (vi) to sell or assign the Nontangible Collateral upon such terms, for such amounts and at such time or times as the Bank deems advisable; (vii) to discharge and release the Nontangible Collateral; (viii) to take control, in any manner, of any item or payment or proceeds referred to in
SECTION 12.2.6(A); (ix) to prepare, file and sign the Company's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Nontangible Collateral; (x) to prepare, file and sign the Company's name on any proof of claim in bankruptcy or similar document against any obligor; (xi) to do all acts and things necessary to fulfill the Company's obligations under this Agreement; (xii) to endorse the Company's name upon any of the items of payment or proceeds referred to in SECTION 12.2.6(A) and to deposit the same to the Bank's account to and on account of the Liabilities;
(xiii) to endorse the Company's name upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts; (xiv) to sign the Company's name to verifications of the Nontangible Collateral and notices thereof to obligors. The

Bank may also, without notice to the Company, exercise the powers referred to in CLAUSES (XII) AND (XIII) prior to the occurrence of an Event of Default or an Unmatured Event of Default. All powers of attorney granted herein or in any Related Document are powers coupled with an interest and cannot be revoked or altered without the Bank's written consent.

          13.19 MODIFICATION OF FINANCIAL COVENANTS. The Company agrees that should it undertake an initial public offering, the Bank may make reasonable modifications to the financial covenants contained in SECTIONS 9.7, 9.9, 9.10, 9.11, and 9.17.

          13.20 WAIVER. IN CONSIDERATION OF THE FINANCIAL ACCOMMODATIONS MADE BY THE BANK, THE COMPANY ON BEHALF OF ITSELF AND ALL OF ITS PRESENT AND FUTURE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, ATTORNEYS, SHAREHOLDERS, AND THEIR RESPECTIVE SUCCESSORS, HEIRS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY REFERRED TO HEREIN AS "COMPANY RELEASEES"), IRREVOCABLY AND UNCONDITIONALLY WAIVES AND FOREVER RELEASES AND DISCHARGES THE BANK PARTIES, OF AND FROM ANY AND ALL PAST AND PRESENT CAUSES OF ACTIONS, INTERESTS, RIGHTS, LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES, OF ANY TYPE OR NATURE WHATSOEVER (WHETHER LEGAL, CONTRACTUAL, EQUITABLE, CONTINGENT OR OTHERWISE), WHETHER KNOWN OR UNKNOWN, WHETHER ASSERTED OR UNASSERTED, NOW OR HEREAFTER ARISING WITH RESPECT TO ANY FEE ARRANGEMENT BETWEEN THE BANK AND THE COMPANY ENTERED INTO PRIOR TO THE DATE HEREOF.

          13.21  GOVERNING LAW; JURY TRIAL; SEVERABILITY.

          (a) THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, SUBJECT TO THE APPLICABILITY OF THE UNIFORM COMMERCIAL CODE OF ANY STATE IN WHICH ANY OF THE COMPANY'S GOODS MAY BE LOCATED AT ANY GIVEN TIME. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Bank and any other holders of the Notes, which obligations and rights are described herein or in the Notes, shall be in addition to and not in limitation of those provided by applicable law.

          (b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (i) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE RELATED DOCUMENTS, THE LOANS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE

DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (ii) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, THE RELATED DOCUMENTS, THE LOANS, OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          (c) THE COMPANY IRREVOCABLY AGREES THAT, SUBJECT TO THE BANK'S SOLE AND ABSOLUTE ELECTION, ANY ACTION OR PROCEEDING IN ANY WAY, MANNER OR RESPECT ARISING OUT OF THIS AGREEMENT, THE RELATED DOCUMENTS, THE LOANS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY DISPUTE OR CONTROVERSY ARISING IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, THE RELATED DOCUMENTS, THE LOANS OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT SHALL BE LITIGATED ONLY IN THE COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, THE STATE OF ILLINOIS, AND THE COMPANY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SUCH CITY AND STATE. THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST THE COMPANY BY THE BANK IN ACCORDANCE WITH THIS SECTION 13.21.

          (d) If and to the extent any provision of any Related Document (other than any addendum executed to supplement or amend this Agreement) is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

          Delivered at Chicago, Illinois as of the day and year first above written.

          DIAMOND EXTERIORS, INC.



          By: /s/ Alan Miller
              ---------------------------
          Name:   Alan Miller
          Title:  Chief Financial Officer

          222 East Church Street
          Diamond Plaza
          Woodstock, Illinois  60098
          Attention:  Donald G. Griffin
          Telephone:  (815) 334-1414
          Telecopy:   (815) 334-1421

          AMERICAN NATIONAL BANK AND TRUST
                 COMPANY OF CHICAGO



          By: /s/ John W. Patterson
              ----------------------------
          Name:   John W. Patterson
          Title:  Second Vice President

          33 North LaSalle Street
          Chicago, Illinois 60690
          Attention:  Lori H. Igleski
          Telephone:  (312) 661-5000
          Telecopy:   (312) 853-0290

              LOAN AND SECURITY AGREEMENT

             DATED AS OF FEBRUARY 6, 1996

                       BETWEEN

              DIAMOND EXTERIORS, INC.


                        AND


         AMERICAN NATIONAL BANK AND TRUST
               COMPANY OF CHICAGO

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .    1
          1.1 General Terms . . . . . . . . . . . . . . . . . . . . . . . .    1
          1.2 Accounting Terms  . . . . . . . . . . . . . . . . . . . . . .   16
          1.3 Other Terms Defined in the Uniform Commercial Code  . . . . .   17

SECTION 2.    CREDIT COMMITMENT; CREDIT BORROWING PROCEDURES. . . . . . . .   17
          2.1 Revolving Loan Commitment . . . . . . . . . . . . . . . . . .   17
          2.2 Investment Credit Commitment. . . . . . . . . . . . . . . . .   17
          2.3 Finance Company Line of Credit  . . . . . . . . . . . . . . .   18
          2.4 Loan Borrowing Procedures . . . . . . . . . . . . . . . . . .   18

SECTION 3.    NOTES EVIDENCING LOANS  . . . . . . . . . . . . . . . . . . .   18
          3.1 Revolving Note  . . . . . . . . . . . . . . . . . . . . . . .   18
          3.2 Investment Loan Note. . . . . . . . . . . . . . . . . . . . .   19
          3.3 Finance Company Loan Note . . . . . . . . . . . . . . . . . .   19
          3.4 Interest; Due Date Extension  . . . . . . . . . . . . . . . .   20

SECTION 4.    INTEREST; FEES; BALANCES  . . . . . . . . . . . . . . . . . .   20
          4.1 Interest Rates on Loans . . . . . . . . . . . . . . . . . . .   20
          4.2 Interest Payment Dates  . . . . . . . . . . . . . . . . . . .   21
          4.3 Computation of Interest . . . . . . . . . . . . . . . . . . .   21
          4.4 Unused Facility Fee . . . . . . . . . . . . . . . . . . . . .   21
          4.5 Maintenance of Balances . . . . . . . . . . . . . . . . . . .   21
          4.6 Increased Costs . . . . . . . . . . . . . . . . . . . . . . .   21
          4.7 Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . .   22
          4.8 Voluntary Conversion of Loans . . . . . . . . . . . . . . . .   23
          4.9 Interest Rate Determination and Protection  . . . . . . . . .   23

SECTION 5.    REDUCTION OR TERMINATION OF CREDIT FACILITY;
              PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . .   24
          5.1 Reduction or Termination of the Credit Facility by the
              Company . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
          5.2 Optional Prepayment of Loans  . . . . . . . . . . . . . . . .   25
          5.3 Mandatory Prepayment of Loans . . . . . . . . . . . . . . . .   25
          5.4 Interest on Principal Prepaid . . . . . . . . . . . . . . . .   26

SECTION 6.    MAKING OF PAYMENTS  . . . . . . . . . . . . . . . . . . . . .   26
          6.1 Making of Payments  . . . . . . . . . . . . . . . . . . . . .   26
          6.2 Deposits to the Company's Account . . . . . . . . . . . . . .   26
          6.3 Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

SECTION 7.    COLLATERAL  . . . . . . . . . . . . . . . . . . . . . . . . .   27
          7.1 Grant of Security Interest  . . . . . . . . . . . . . . . . .   27
          7.2 Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
          7.3 Grant of License to Use General Intangibles . . . . . . . . .   29
          7.4 Lock Box  . . . . . . . . . . . . . . . . . . . . . . . . . .   30
          7.5 Processing, Sale, Collections, etc. . . . . . . . . . . . . .   31
          7.6 Trust for the Bank  . . . . . . . . . . . . . . . . . . . . .   32

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

          7.7  Assembly of Collateral  . . . . . . . . . . . . . . . . . . .  32
          7.8  Replacement Liens . . . . . . . . . . . . . . . . . . . . . .  33
          7.9  Acquisition of Other Liens  . . . . . . . . . . . . . . . . .  33
          7.10 Termination of Security Interest and Liens  . . . . . . . . .  33
          7.11 Reasonable Care . . . . . . . . . . . . . . . . . . . . . . .  33
          7.12 The Company to Remain Liable  . . . . . . . . . . . . . . . .  34
          7.13 Information . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 8.     REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . .  34
          8.1  Organization and Good Standing  . . . . . . . . . . . . . . .  34
          8.2  Authorization; No Conflict  . . . . . . . . . . . . . . . . .  35
          8.3  Validity and Binding Nature . . . . . . . . . . . . . . . . .  35
          8.4  Financial Statements  . . . . . . . . . . . . . . . . . . . .  35
          8.5  Litigation and Contingent Liabilities . . . . . . . . . . . .  35
          8.6  Principal Place of Business . . . . . . . . . . . . . . . . .  36
          8.7  Subsidiaries; Divisions . . . . . . . . . . . . . . . . . . .  36
          8.8  Employee Benefit Plans  . . . . . . . . . . . . . . . . . . .  36
          8.9  Title to Assets . . . . . . . . . . . . . . . . . . . . . . .  38
          8.10 Investment Company Act  . . . . . . . . . . . . . . . . . . .  38
          8.11 Public Utility Holding Company Act  . . . . . . . . . . . . .  38
          8.12 Regulation U  . . . . . . . . . . . . . . . . . . . . . . . .  38
          8.13 Business Loan . . . . . . . . . . . . . . . . . . . . . . . .  38
          8.14 Environmental Compliance  . . . . . . . . . . . . . . . . . .  38
          8.15 Accuracy of Information . . . . . . . . . . . . . . . . . . .  41
          8.16 Fair Consideration; Solvency  . . . . . . . . . . . . . . . .  41
          8.17 Tax Status  . . . . . . . . . . . . . . . . . . . . . . . . .  42
          8.18 No Default  . . . . . . . . . . . . . . . . . . . . . . . . .  42
          8.19 Compliance with Applicable Laws . . . . . . . . . . . . . . .  42
          8.20 Location of Collateral  . . . . . . . . . . . . . . . . . . .  42
          8.21 Names . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          8.22 Government Contracts  . . . . . . . . . . . . . . . . . . . .  43
          8.23 Other Agreements  . . . . . . . . . . . . . . . . . . . . . .  43
          8.24 Employee Controversies  . . . . . . . . . . . . . . . . . . .  43
          8.25 Patents, Licenses . . . . . . . . . . . . . . . . . . . . . .  43
          8.26 Securities Matters  . . . . . . . . . . . . . . . . . . . . .  43

SECTION 9.     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          9.1  Reports, Certificates and Other Information . . . . . . . . .  44
          9.2  Corporate Existence and Franchises  . . . . . . . . . . . . .  48
          9.3  Books, Records and Inspections  . . . . . . . . . . . . . . .  48
          9.4  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          9.5  Taxes and Liabilities . . . . . . . . . . . . . . . . . . . .  49
          9.6  Limits on Credit Commitments  . . . . . . . . . . . . . . . .  49
          9.7  Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . .  49
          9.8  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .  49
          9.9  Working Capital . . . . . . . . . . . . . . . . . . . . . . .  50
          9.10 Current Ratio . . . . . . . . . . . . . . . . . . . . . . . .  50

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

          9.11        Cash Flow Coverage  . . . . . . . . . . . . . . . . .   50
          9.12        Dividend Restrictions . . . . . . . . . . . . . . . .   51
          9.13        Liens . . . . . . . . . . . . . . . . . . . . . . . .   51
          9.14        Guaranties, Loans, Advances or Investments  . . . . .   51
          9.15        Change in Nature of Business  . . . . . . . . . . . .   52
          9.16        Mergers, Consolidations, Sales  . . . . . . . . . . .   52
          9.17        Capital Expenditures  . . . . . . . . . . . . . . . .   52
          9.18        Employee Benefit Plans  . . . . . . . . . . . . . . .   52
          9.19        Use of Proceeds . . . . . . . . . . . . . . . . . . .   53
          9.20        Transactions with Affiliates  . . . . . . . . . . . .   54
          9.21        Other Agreements  . . . . . . . . . . . . . . . . . .   54
          9.22        Compliance with Applicable Laws . . . . . . . . . . .   54
          9.23        Environmental Compliance  . . . . . . . . . . . . . .   54
          9.24        Subsidiaries  . . . . . . . . . . . . . . . . . . . .   55
          9.25        Stockholder Agreement . . . . . . . . . . . . . . . .   55
          9.27        Fiscal Year . . . . . . . . . . . . . . . . . . . . .   56
          9.28        Securitization Documentation. . . . . . . . . . . . .   56
          9.29        Sears Licensing Agreement.  . . . . . . . . . . . . .   56
          9.30        Other Documents.  . . . . . . . . . . . . . . . . . .   56
          9.31        Globe Demand Notes. . . . . . . . . . . . . . . . . .   56

SECTION 10.   COVENANTS; COLLATERAL . . . . . . . . . . . . . . . . . . . .   57
          10.1        Delivery of Documents and Instruments . . . . . . . .   57
          10.2        Location of Collateral  . . . . . . . . . . . . . . .   57
          10.3        Maintenance of Collateral . . . . . . . . . . . . . .   58
          10.4        Notation of Security Interest . . . . . . . . . . . .   58
          10.5        Transfers to Third Parties  . . . . . . . . . . . . .   58
          10.6        Defend Title to Collateral  . . . . . . . . . . . . .   58
          10.7        Further Assurances  . . . . . . . . . . . . . . . . .   58
          10.8        Payment of Accounts . . . . . . . . . . . . . . . . .   59

SECTION 11.   CONDITIONS OF LENDING.  . . . . . . . . . . . . . . . . . . .   59
          11.1        Initial Revolving Loans; Initial Investment
              Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
          11.2        Initial Finance Company Loans.  . . . . . . . . . . .   60
          11.3        All Loans . . . . . . . . . . . . . . . . . . . . . .   61

SECTION 12.   EVENTS OF DEFAULT AND THEIR EFFECT  . . . . . . . . . . . . .   62
          12.1        Events of Default . . . . . . . . . . . . . . . . . .   62
          12.2        Effect of Event of Default  . . . . . . . . . . . . .   65

SECTION 13.   GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
          13.1        Waiver; Amendments, Marshalling . . . . . . . . . . .   68
          13.2        Notices . . . . . . . . . . . . . . . . . . . . . . .   69
          13.3        Computations  . . . . . . . . . . . . . . . . . . . .   70
          13.4        Regulation U  . . . . . . . . . . . . . . . . . . . .   70
          13.5        Costs, Expenses and Taxes . . . . . . . . . . . . . .   70

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

          13.6        Indemnification . . . . . . . . . . . . . . . . . . .   71
          13.7        Captions and References . . . . . . . . . . . . . . .   73
          13.8        References to Subsidiaries  . . . . . . . . . . . . .   73
          13.9        Counterparts  . . . . . . . . . . . . . . . . . . . .   73
          13.10       Successors and Assigns  . . . . . . . . . . . . . . .   73
          13.11       Prior Agreements  . . . . . . . . . . . . . . . . . .   73
          13.12       Assignments; Participations . . . . . . . . . . . . .   73
          13.13       Bank May Perform  . . . . . . . . . . . . . . . . . .   74
          13.14       No Limitation on Obligations and Rights . . . . . . .   74
          13.15       EQUITABLE RELIEF  . . . . . . . . . . . . . . . . . .   74
          13.16       Continuing Agreement  . . . . . . . . . . . . . . . .   75
          13.17       Filing of Financing Statement . . . . . . . . . . . .   75
          13.18       Power of Attorney . . . . . . . . . . . . . . . . . .   75
          13.19       Modification of Financial Covenants.  . . . . . . . .   76
          13.20       WAIVER  . . . . . . . . . . . . . . . . . . . . . . .   76
          13.21       GOVERNING LAW; JURY TRIAL; SEVERABILITY . . . . . . .   76

                      EXHIBITS


Exhibit A     Form of Revolving Note

Exhibit B     Form of Investment Loan Note

Exhibit C     Form of Finance Company Loan Note

Exhibit D     Form of Blocked Deposit Account Agreement

Exhibit E     Form of Compliance Certificate

Exhibit F     Form of Waiver Agreement

Exhibit G     Form of Financial Condition Certificate

Exhibit H     List of Matters to be Covered by Company's Counsel Opinion

Exhibit I     Form of Globe Demand Note

Exhibit J     Form of Special Purpose Note

Exhibit K     Form of Special Purpose Note Agreement

Exhibit L     Form of Trademark Security Agreement

Exhibit M     Form of Working Capital Note

Exhibit N     Form of Working Capital Note Agreement

                       SCHEDULES


Schedule 7.2    Pledged Notes

Schedule 7.4    Blocked Deposit Accounts

Schedule 8.5    Litigation and Contingent Liabilities

Schedule 8.8    Employee Benefit Plans

Schedule 8.9    Title to Assets; Permitted Liens

Schedule 8.14   Environmental Matters

Schedule 8.20   Location of Collateral

Schedule 8.25   Patents, Licenses

Schedule 9.4    Insurance